UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.______)

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AMTRUST FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

JUNE 14, 2007

AND

PROXY STATEMENT

59 Maiden Lane, 6th Floor
New York, NY 10038
Phone: 212.220.7120
Fax: 212.220.7130
www.amtrustgroup.com

AmTrust Financial Services, Inc.
59 Maiden Lane, 6th Floor
New York, New York 10038

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 14, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of AmTrust Financial Services, Inc. (“AmTrust Financial,” “Company,” “our,” “us,” or “we”), which will be held on June 14, 2007, commencing at 10:00 a.m. local time, at the Millenium Hilton Hotel, 55 Church Street, New York, New York 10007.

At the Annual Meeting, you will be asked to consider and vote upon the election of seven directors, the approval of our 2007 Executive Performance Plan, the approval of an amendment to our 2005 Equity Incentive Plan and the ratification of the appointment of BDO Seidman, LLP as our independent auditors, and to consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Each of these proposals is more fully described in the attached Proxy Statement.

Holders of record of Common Stock of record at the close of business on April 24, 2007, the date fixed by our Board of Directors as the record date for the meeting, are entitled to notice of and to vote on any matters that properly come before the Annual Meeting and at any adjournment or postponement thereof.

A copy of our Annual Report to Shareholders, which includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, is being mailed together with this Notice of Annual Meeting of Shareholders and Proxy Statement. Additional copies may be obtained by writing to AmTrust Financial Services, Inc., 59 Maiden Lane, 6th Floor, New York, New York 10038, and Attention: Corporate Secretary.

On behalf of the officers, directors and employees of AmTrust Financial, I would like to express our appreciation for your continued support.

Sincerely,

STEPHEN UNGAR
General Counsel and Secretary
April 24, 2007

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY VOTE BY DATING, SIGNING AND MAILING THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

i

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_____________________________________

PROXY STATEMENT

_____________________________________

General Information

This Proxy Statement is furnished to you and other shareholders of AmTrust Financial Services, Inc. (“AmTrust Financial,” “Company,” “our,” “us,” or “we”) in connection with the solicitation of proxies by our Board of Directors (the “Board “) to be used at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Millenium Hilton Hotel, 55 Church Street, New York, New York 10007, on June 14, 2007, at 10:00 a.m. (local time) and any adjournments or postponements thereof. All shareholders are entitled and encouraged to attend the Annual Meeting in person. This Proxy Statement together with the accompanying proxy card was first mailed to shareholders on or about April 30, 2007.

All Common Stock represented by properly executed proxies received by the Board pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted “FOR” the slate of directors described herein, “FOR” the approval of our 2007 Executive Performance Plan, “FOR” the approval of an amendment to our 2005 Equity Incentive Plan, and “FOR” the ratification of BDO Seidman, LLP as our independent auditors. In connection with any other business that may properly come before the Annual Meeting, all properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in the discretion of the Proxy Committee named in the proxy. A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by giving written notice of revocation to our Corporate Secretary by submitting a proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not constitute, in itself, revocation of a proxy.

All expenses in connection with this solicitation of proxies will be paid by us. Proxies will be solicited principally by mail, but directors, officers and certain other individuals authorized by us may personally solicit proxies. AmTrust Financial will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

The Board has fixed the close of business on April 24, 2007, as the record date for determining the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each such shareholder is entitled to one vote per share. As of the record date, there were 59,959,000 Common Stock outstanding.

In voting by proxy with regard to the election of directors, shareholders may vote in favor of each nominee or withhold their votes as to each nominee. Should any nominee become unable to accept nomination or election, the Proxy Committee will vote for the election of such other person as a director as the present directors may recommend in the place of such nominee. The information set forth below regarding the nominees and the other directors continuing in office is based on information furnished by them. In voting by proxy with regard to the approval of our 2007 Executive Performance Plan, the approval of an amendment to our 2005 Equity Incentive Plan and the ratification of our independent auditors, shareholders may vote in favor of or against the proposals or may abstain from voting.

A majority of the outstanding Common Stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. The seven candidates receiving the greatest number of votes will be elected as our directors. The affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of AmTrust Financial, represented in person or by proxy at the Annual Meeting, is necessary to (i) approve our 2007 Executive Performance Plan, (ii) approve the amendment to our 2005 Equity Incentive Plan, and (iii) ratify the selection of BDO Seidman, LLP as our independent auditor.

Shareholder abstentions and broker non-votes will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Brokers who do not receive shareholder instructions are entitled to vote on the election of directors and the ratification of our independent auditors, but they may not vote to approve our 2007 Executive Performance Plan or to approve the amendment to our 2005 Equity Incentive Plan. Broker non-votes and shareholder abstentions will have no effect on the outcome of the proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock by each person or group known by us to own more than 5% of our Common Stock. Ownership percentages are based on 59,959,000 Common Stock outstanding as of April 24, 2007.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class

Barry D. Zyskind
59 Maiden Lane, 6th Floor
New York, New York 10038	24,089,286	(1)	40.2%
George Karfunkel
59 Maiden Lane, 6th Floor
New York, New York 10038	34,375,000	(1)(3)(5)	57.3%
Michael Karfunkel
59 Maiden Lane, 6th Floor
New York, New York 10038	34,375,000	(1)(2)(3)(4)	57.3%
G/MK Acquisition Corp.
59 Maiden Lane, 6th Floor
New York, New York 10038	24,089,286		40.2%
New Gulf Holdings, Inc.
59 Maiden Lane, 6th Floor
New York, New York 10038	10,285,714		17.2%

——————

(1)

Messrs. M. Karfunkel, G. Karfunkel and Zyskind directly or indirectly own approximately 37.5%, 37.5% and 25.0% of AmTrust Financial Group, Inc. (“AFG”) (the principal indirect shareholder of AmTrust Financial), respectively, and each is a director of AFG. AFG owns 100% of the issued and outstanding stock of G/MK. Each of Messrs. M. Karfunkel, G. Karfunkel and Zyskind is a director of G/MK Acquisition Corp. (“G/MK”), and G/MK owns 24,089,286 shares of our Common Stock. Each of Messrs. M. Karfunkel, G. Karfunkel and Zyskind share voting and investment power with respect to the shares owned by G/MK.

(2)

The Hod Foundation, a charitable foundation controlled by Mr. M. Karfunkel, owns 669,643 shares of Common Stock. Mr. M. Karfunkel disclaims beneficial ownership of these shares of Common Stock.

(3)

Messrs. M. Karfunkel and G. Karfunkel each owns 50.0% of Gulf USA Corporation, which owns 100% of New Gulf Holdings, Inc. (“NGH”). NGH owns 10,285,714 shares of Common Stock. Messrs. Karfunkel and Karfunkel share voting and investment power with respect to the shares owned by NGH.

(4)

All of the shares of Common Stock beneficially owned by Michael Karfunkel through G/MK Acquisition Corp. are owned by the Michael Karfunkel 2005 Grantor Retained Annuity Trust, of which Michael Karfunkel and his wife are sole trustees.

(5)

The Chesed Foundation of America, a charitable foundation controlled by Mr. G. Karfunkel, owns 401,786 shares of Common Stock. Mr. G. Karfunkel does not have a beneficial interest in the shares owned by Chesed Foundation of America and, therefore, Mr. G. Karfunkel disclaims beneficial ownership of these shares of Common Stock

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is information concerning the beneficial ownership of our Common Stock by each director, each person named in the Summary Compensation Table under “Executive Compensation” below, and of all our directors and executive officers as a group as of April 24, 2007. For purposes of the table below, Common Stock subject to options which are currently exercisable or exercisable within 60 days of April 24, 2007 are considered outstanding and beneficially owned by the person holding the options for the purposes of computing beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Title of Class	Name of Beneficial Owner	Amount & Nature of Beneficial Ownership		Percent of Class

Common	Barry D. Zyskind	24,089,286	(1)	40.2%
Common	George Karfunkel	34,375,000	(1)(3)(5)	57.3%
Common	Michael Karfunkel	34,375,000	(1)(2)(3)(4)	57.3%
Common	Donald T. DeCarlo	19,688	(6)	*
Common	Abraham Gulkowitz	4,688	(6)	*
Common	Isaac M. Neuberger	4,688	(6)	*
Common	Jay J. Miller	4,688	(6)	*
Common	Max G. Caviet	23,438	(6)	*
Common	Michael J. Saxon	128,906	(6)	*
Common	Ronald E. Pipoly, Jr.	128,906	(6)	*
Common	Christopher M. Longo	128,906	(6)	*
Common	Eli Tisser
Common	Stephen Ungar	11,719	(6)	*
	All executive officers and directors as a group (13 persons)	34,385,000

——————

*

Less than one percent.

(1)

Messrs. M. Karfunkel, G. Karfunkel and Zyskind directly or indirectly own approximately 37.5%, 37.5% and 25.0% of AFG (the principal indirect shareholder of AmTrust Financial), respectively, and each is a director of AFG. AFG owns 100% of the issued and outstanding stock of G/MK. Each of Messrs. M. Karfunkel, G. Karfunkel and Zyskind is a director of G/MK, and G/MK owns 24,089,286 shares of our Common Stock. Each of Messrs. M. Karfunkel, G. Karfunkel and Zyskind share voting and investment power with respect to the shares owned by G/MK.

(2)

The Hod Foundation, a charitable foundation controlled by Mr. M. Karfunkel, owns 669,643 shares of Common Stock. Mr. M. Karfunkel does not have a beneficial interest in the shares owned by Hod Foundation and, therefore, Mr. M. Karfunkel disclaims beneficial ownership of these shares of Common Stock.

(3)

Messrs. M. Karfunkel and G. Karfunkel each owns 50.0% of Gulf USA Corporation, which owns 100% of NGH. NGH owns 10,285,714 shares of Common Stock (after giving effect to the exchange of an aggregate of 10,285,714 shares of Common Stock for all the issued and outstanding shares of our preferred stock). Messrs. Karfunkel and Karfunkel share voting and investment power with respect to the shares owned by NGH.

(4)

All of the shares of Common Stock beneficially owned by Michael Karfunkel through G/MK Acquisition Corp. are owned by the Michael Karfunkel 2005 Grantor Retained Annuity Trust, of which Michael Karfunkel and his wife are sole trustees.

(5)

The Chesed Foundation of America, a charitable foundation controlled by Mr. G. Karfunkel, owns 401,786 shares of Common Stock. Mr. G. Karfunkel does not have a beneficial interest in the shares owned by Chesed Foundation of America and, therefore, Mr. G. Karfunkel disclaims beneficial ownership of these shares of Common Stock.

(6)

Includes options that are exercisable within 60 days of our annual meeting to be held on June 14, 2007.

CORPORATE GOVERNANCE

Board of Directors

Our Certificate of Incorporation provides that our Board shall consist of not less than five directors and not more than thirteen directors, with the exact number to be set by the Board from time to time. Currently, our Board of Directors consists of seven members, with each director elected to serve a one-year term. Directors elected at the Annual Meeting will each serve for a one-year term until the 2008 Annual Meeting of Shareholders and until the election or appointment and qualification of his successor, or until his earlier death, resignation or removal.

Our Board of Directors met on five occasions during 2006. Each of our directors attended 75% or more of the regular and special Board and Board committee meetings on which such director served. We have adopted a policy requiring that each member of our Board of Directors attend our Annual Meeting.

Independence of Directors

Five of our seven directors, George Karfunkel, Donald T. DeCarlo, Abraham Gulkowitz, Isaac M. Neuberger and Jay J. Miller are Independent Directors under the NASDAQ Marketplace Rules. The remaining two directors, Barry D. Zyskind and Michael Karfunkel do not qualify as Independent Directors.

We are a “controlled company” as defined in Rule 4350(c)(3) of NASDAQ’s listing qualification standards because George Karfunkel, Michael Karfunkel and Barry D. Zyskind, directly or indirectly, collectively beneficially own or control approximately 59.5% of our voting power. See “Security Ownership Of Certain Beneficial Owners”. Therefore, we are exempt from the requirements of Rule 4350(c) with respect to having:

•

a majority of the members of our Board of Directors be independent;

•

our Compensation and Nominating and Corporate Governance Committees comprised solely of Independent Directors;

•

the compensation of our executive officers determined by a majority of our Independent Directors or a Compensation Committee comprised solely of Independent Directors; and

•

director nominees being selected or recommended for selection by our Board of Directors, either by a majority of our Independent Directors or by a Nominating Committee comprised solely of Independent Directors.

Michael Karfunkel is a member of our Compensation and Nominating and Corporate Governance Committees.

Executive Sessions

As required under NASDAQ’s Marketplace Rule 4350(c)(2) our Independent Directors have regularly scheduled meetings at which only Independent Directors are present. Our Independent Directors met in Executive Session once during 2006.

Board Committees

Our Board has established the following committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee. Each committee has its own charter. Our Audit Committee is comprised entirely of Independent Directors. Our Board may, from time to time, establish or maintain additional committees as it deems necessary or appropriate.

The membership of the existing committees as of April 24, 2007 and the function of each committee are described in the following table.

Director	Audit Committee		Compensation Committee		Executive Committee		Nominating and Corporate Governance Committee

Barry D. Zyskind					x	*
Michael Karfunkel			x		x		x
George Karfunkel					x
Donald T. DeCarlo	x		x	*
Abraham Gulkowitz	x	**
Isaac M. Neuberger	x						x	*
Jay J. Miller			x				x

——————

*

Chair

**

Audit Committee Financial Expert and Chair

Audit Committee

The Audit Committee oversees our auditing, accounting, financial reporting and internal control functions, appoints our independent public accounting firm and approves its services. One of its functions is to assure that the independent public accountants have the freedom, cooperation and opportunity necessary to accomplish their functions. The Audit Committee also assures that appropriate action is taken on the recommendations of the independent public accountants. Our Audit Committee Charter, which describes all of the Audit Committee’s responsibilities, is posted on our website and is available in print to any shareholder who requests a copy.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and currently consists of the following Independent Directors: Mr. Gulkowitz, who is also the Chairman of the Committee, Mr. DeCarlo and Mr. Neuberger. The Board has determined that each member of the Audit Committee meets the independence requirements contained in the NASDAQ listing standards and Rule 10A-3(b)(1) of the Exchange Act. In addition, the Board has determined that Mr. Gulkowitz qualifies as an “audit committee financial expert” within the meaning of SEC regulations and applicable NASDAQ listing standards.

During 2006, the Audit Committee met twice on June 15 and December 12. The Report of the Audit Committee appears on page 31.

Executive Committee

The Executive Committee has responsibilities that include exercising the authority of the Board of Directors with respect to matters requiring action between meetings of the Board of Directors; and deciding issues from time to time delegated by the Board of Directors.

The members of our Executive Committee are Mr. Zyskind, who is also the chairman of the committee, George Karfunkel and Michael Karfunkel.

The Executive Committee met on a monthly basis in 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and nominates members of the Board of Directors; develops and recommends to the Board of Directors a set of corporate governance principles applicable to us; and oversees the evaluation of the Board of Directors and management.

The members of our Nominating and Corporate Governance committee are Mr. Neuberger, who is also the chairman of the committee, Mr. Miller and Michael Karfunkel. The Nominating and Corporate Governance Committee does not have a charter.

In carrying out its function to nominate candidates for election to our Board, the Nominating and Corporate Governance Committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of our Board at that point in time. The Nominating and Corporate Governance Committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the Nominating and Corporate Governance Committee’s judgment, interfere with or limit such candidate’s ability to do so. Each candidate should also be prepared to represent the best interests of all of our shareholders and not just one particular constituency. Additionally, in determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at Board and committee meetings and participation in and contributions to the activities of our Board.

The Nominating and Corporate Governance Committee considers recommendations for director candidates submitted by shareholders. A shareholder recommending an individual for consideration by the Committee must provide (i) evidence in accordance with the provisions of Regulation14a-8 under the Securities Exchange Act of 1934, as amended, of compliance with the shareholder eligibility requirements and (ii) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board including, without limitation, name, age, address, principal occupation or employment, and stock ownership. Shareholders should send the required information to AmTrust Financial Services, Inc., c/o Corporate Secretary, 59 Maiden Lane, 6th Floor, New York, New York 10038.

In order for a recommendation to be considered by the Committee for the 2008 Annual Meeting of Shareholders, the Corporate Secretary must receive the recommendation no later than the close of business local time on January 1, 2008. Such recommendations must be sent via registered, certified or express mail (or other means that allows the shareholder to determine when the recommendation was received by us). The Corporate Secretary will send any shareholder recommendations to the Committee for consideration at a future Committee meeting. Individuals recommended by shareholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Committee.

The Nominating and Corporate Governance committee did not meet in 2006. On May 17, 2006, the Nominating and Corporate Governance committee acted by written consent to nominate the incumbent directors for election to the Board of Directors at the 2006 annual meeting.

Compensation Committee

The Compensation Committee reviews and determines, together with the other directors if directed by the Board of Directors, the compensation of our executive officers and reviews and approves employment and severance agreements with our executive officers. The Compensation Committee also administers the issuance of stock options and other awards under our 2005 Equity Incentive Plan and establishes and reviews policies relating to the compensation and benefits of our employees and consultants.

The members of the Compensation Committee are Mr. DeCarlo, who is also the chairman of the committee, Mr. Miller and Michael Karfunkel. Michael Karfunkel does not participate in any matters relating to Mr. Zyskind’s compensation. The Compensation Committee does not have a charter.

To date, the Compensation Committee has not retained a compensation consultant. The Compensation Committee’s sets compensation levels for our executive officers by reviewing the compensation levels of comparable executives at companies of similar size and development operating in our industry. Final compensation decisions are made by our Chief Executive Officer in consultation with the Compensation Committee and the Board of Directors, other than with respect to the Chief Executive Officer’s compensation, which has been determined by the Compensation Committee and the Board of Directors.

The Compensation Committee did not meet in 2006. However, the Compensation Committee met in February 2007.

Compensation of Directors

We pay an annual retainer of $55,000 to each non-employee director of the Company other than George Karfunkel and Michael Karfunkel. In addition, each such director received a fee of $2,000 for each meeting of the Board of Directors attended in person and $1,000 for each meeting of the Board of Directors attended via teleconference. Each such non-employee director who chaired a committee also received an annual retainer of $5,000, as well as $1,000 for each meeting of such committee of the Board chaired. Each such non-employee director received a fee of $1,000 for each meeting of a committee of the Board of Directors attended. We also reimbursed our directors for reasonable expenses they incurred in attending Board of Directors or committee meetings.

In 2006, we also paid Mr. Miller an additional $75,000 in consideration of his serving a director on the boards of our subsidiaries and Mr. DeCarlo an additional $22,500 in consideration of his serving as a director on the boards of certain of our subsidiaries.

Pursuant to our 2005 Equity Incentive Plan, in 2006 we made an initial grant of options to purchase 12,500 shares of our Common Stock, which will vest over a period of four years, to each of our non-employee directors other than George Karfunkel and Michael Karfunkel. We intend make additional annual grants of options to purchase 6,250 shares of our Common Stock to each of our non-employee directors other than George Karfunkel and Michael Karfunkel. Each such option will fully vest one year after the date of grant. Such options will have an exercise price equal to the fair market value as of the date of the grant, will expire ten years from the date of the grant and, unless otherwise provided, vest over four years, commencing one year after the date of grant. George Karfunkel and Michael Karfunkel will not receive any compensation for serving on our Board of Directors.

The following table sets forth compensation earned by the non-employee members of our Board of Directors during the fiscal year ending December 31, 2006

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)

Michael Karfunkel
George Karfunkel
Donald T. DeCarlo	91,500	7,371	98,871
Abraham Gulkowitz	71,000	7,371	78,371
Isaac M. Neuberger	68,000	7,371	75,371
Jay J. Miller	137,000	7,371	144,371

——————

(1)

The amounts in this column reflect retainer fees, Board meeting fees and committee fees earned in 2006 for service on our Board of Directors and its committees and, with respect to Mr. DeCarlo and Mr. Miller, for service on the boards of directors of several of our subsidiaries.

(2)

The amounts in this column reflect the compensation costs for financial reporting purposes for the year under FAS 123R without regard to forfeiture assumptions. See Note 11 “Share Based Compensation,” in the Notes to our Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2006 for our assumptions used to determine the compensation costs associated with stock option awards that we expensed in 2006. At December 31, 2006, the aggregate number of option awards outstanding was: Mr. DeCarlo – 12,500 shares; Mr. Gulkowitz – 12,500 shares; Mr. Neuberger – 12,500 shares; and Mr. Miller – 12,500 shares. The February 9, 2006 option grants took place at the time of our Rule 144A offering; therefore, the exercise price was determined to be same as the price per share in the Rule 144A offering, or $7.00. Twenty-five percent of these option awards, granted on February 9, 2006, vested on February 9, 2007. Thereafter, an additional 6.25% of the options will vest each quarter, until the options are 100% vested on February 9, 2010. Unvested options are forfeited upon termination of the director’s service; however, if the director’s termination of service is due to (i) retirement on or after his sixty-fifth birthday or, with consent of the Company, on or after his fifty-fifth birthday; (ii) disability; or (iii) death, the options become fully vested. Following the named executive officer’s termination date, except if terminated for cause, he may exercise vested options for up to three months following the termination, or six months if termination was due to death, or, if sooner, the expiration dates of the options.

Shareholder Communications

Shareholders and other interested persons may contact the non-management directors individually or as a group by writing to such director(s) at AmTrust Financial Services, Inc., c/o Corporate Secretary, 59 Maiden Lane, 6th Floor, New York, New York 10038. Shareholders may also send communications to one or more members of the Board by writing to such director(s) or to the whole Board at AmTrust Financial Services, Inc., c/o Corporate Secretary, 59 Maiden Lane, 6th Floor, New York, New York 10038. The Corporate Secretary delivers all such communications to the addressee or addressees set forth in the communication.

Code of Business Conduct and Ethics

All directors, officers, and employees must act ethically at all times and in accordance with our Code of Business Conduct and Ethics. This Code satisfies the definition of “code of ethics” pursuant to the rules and regulations of the SEC and complies with the requirements of NASDAQ. Our Code of Business Conduct and Ethics is posted on our website at www.amtrustgroup.com and is available in print to any shareholder who requests a copy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of ownership and changes of ownership of our Common Stock and common share units with the SEC. We believe that during fiscal year 2006, other than a the late filing of a Form 4 in connection with one transaction by Mr. DeCarlo, all filing requirements applicable to our directors and executive officers were timely met.

ELECTION OF DIRECTORS

Our Board of Directors consists of seven members, with each director elected to serve a one-year term. All directors will be elected at the Annual Meeting, each to serve for a one-year term until the 2008 Annual Meeting of Shareholders and until the election or appointment and qualification of his successor, or until his earlier death, resignation or removal. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has unanimously nominated Messrs. Donald T. DeCarlo, Abraham Gulkowitz, Michael Karfunkel, George Karfunkel, Jay J. Miller, Isaac M. Neuberger and Barry D. Zyskind for election as directors at the Annual Meeting. Proxies cannot be voted for more than seven director nominees.

Each of the director nominees is standing for re-election to the Board of Directors and has consented to serve for a new term. The Board of Directors does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our Board of Directors may recommend.

Information about the Nominees

Barry D. Zyskind, 35, Director since 1998, has held senior management positions with the Company since 1998 and currently serves as the Company’s Chief Executive Officer and President. Mr. Zyskind also serves as President and a Director of AmTrust Financial Group, Inc. (“AFG”), the principal indirect shareholder of AmTrust Financial and a Director of our wholly owned subsidiaries, Technology Insurance Company, Inc. (“TIC”), Rochdale Insurance Company (“RIC”), Wesco Insurance Company (“WIC”), AmTrust International Insurance Ltd. (“AII”) and AmTrust International Underwriters Limited (“AIU”). Mr. Zyskind is Vice President and a Director at G/MK Acquisition Corp. (“G/MK”), the direct parent company of AmTrust Financial, and currently serves as a director of American Stock Transfer & Trust Co. Prior to joining AmTrust Financial, Mr. Zyskind was an investment banker at Janney Montgomery Scott, LLC in New York. Mr. Zyskind received an M.B.A. from New York University’s Stern School of Business in 1997. Mr. Zyskind is the son-in-law of Michael Karfunkel.

Michael Karfunkel, 64, Chairman of the Board of Directors since 1998, has been associated with American Stock Transfer & Trust Company since 1971, where he is Chairman of the Board and President. Mr. Karfunkel serves as co-chairman of the board of AFG. He also serves on the boards of directors of G/MK, TIC, RIC, WIC and AII. Mr. Karfunkel is the brother of George Karfunkel and father-in-law of Mr. Zyskind.

George Karfunkel, 59, Director since 1998, has been associated with American Stock Transfer & Trust Company since 1971, where he is Senior Vice President and a Director. Mr. Karfunkel serves as co-chairman of the board of AFG and as vice chairman of The Upstate Bank. He is president and a director of G/MK, and serves on the boards of directors of TIC, RIC, WIC and AII. Mr. Karfunkel is the brother of Michael Karfunkel.

Donald T. DeCarlo, 68, Director since 2006, is an attorney. From 1996 to 2004, Mr. DeCarlo practiced in the New York offices of Lord, Bissell & Brook, LLP, where he was managing partner prior to his departure. Mr. DeCarlo has been a Commissioner of the New York State Insurance Fund since 1997. He is also a director of TIC, RIC, WIC, Jackson National Life Insurance Co. of New York, Greater New York Mutual Insurance Company (an insurer that primarily underwrites large property coverages) and its subsidiaries, Greater New York Custom Insurance Company, Insurance Company of Greater New, and Strathmore Insurance Company. From 1987 to 1997, Mr. DeCarlo held a number of positions with the Travelers Group’s insurance companies including serving as Senior Vice President and General Counsel of all of the companies from 1994 to 1997. From 1973 to 1986, Mr. DeCarlo was vice president and general counsel of the National Council on Compensation Insurance, a national association that collects, tabulates, and provides data used in formulating rates for workers compensation insurance. Mr. DeCarlo received a B.A. from Iona College in 1960 and a J.D. from St. John’s University School of Law in 1969.

Abraham Gulkowitz, 58, Director since 2006, is the senior managing principal of Brookville Capital, a hedge fund specializing in credit analysis, which is a wholly owned indirect subsidiary of Morgan Stanley. Mr. Gulkowitz has worked at Brookville Capital since 2002. From 1978 to 2002, Mr. Gulkowitz served as a Senior Managing Director and a member of the partners’ management group at Bankers Trust/Deutsche Bank. His responsibilities included the analysis of economic and business issues related to leveraged financing transactions as well as mergers and acquisitions, private equity and real estate investments. Mr. Gulkowitz joined Bankers Trust in 1978 from Chase Manhattan Bank where he was responsible for financial market analysis. Previously, he was an economics research assistant to Alan Greenspan. Mr. Gulkowitz received his M.B.A. from New York University, where he also did post-graduate work in economics.

Jay J. Miller, 74, Director since 1998, has practiced law specializing in securities matters and corporate transactions for more than 40 years. Mr. Miller joined the Company in 1998 and served as its secretary (without compensation) from 1998 to 2005. Mr. Miller serves as a director of AFG and the Company’s subsidiaries, TIC, RIC, WIC, AII and AIU. And is Chairman of the Board of Gulf USA Corporation. He is also a director of Covista Communications Inc., American Stock Transfer & Trust Company and Integrated Business Systems, Inc. Mr. Miller received an A.B. from Syracuse University in 1952 and a J.D. from Columbia University School of Law in 1955.

Isaac M. Neuberger, 60, Director since 2006, is the senior principal of the law firm of Neuberger, Quinn, Gielen, Rubin & Gibber P.A., where he specializes in complex corporate and commercial matters, with emphasis in mergers and acquisitions and finance. Prior to starting the firm in 1989, Mr. Neuberger practiced in the firm of Melnicove, Kaufman, Weiner, Smouse & Garbis P.A. As an undergraduate, Mr. Neuberger studied at Johns Hopkins University, Loyola College and Ner Israel Rabbinical College, and he received his J.D. from the University of Maryland School of Law in 1969.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS

The table below sets forth the names, ages and positions of our executive officers:

Name	Age	Position(s)

Barry D. Zyskind	35	Chief Executive Officer, President and Director
Max G. Caviet	52	President of AII and AIU
Michael J. Saxon	48	Chief Operating Officer
Ronald E. Pipoly, Jr.	40	Chief Financial Officer
Christopher M. Longo	33	Chief Information Officer
Stephen Ungar	44	General Counsel and Secretary

Set forth below are descriptions of the backgrounds of each or our executive officers, other than Barry D. Zyskind, whose background is described above under “Election of Directors”.

Max G. Caviet, President of AII and AIU, joined the Company in January 2003. Mr. Caviet serves on the boards of directors of both companies. Between 1972 and 1982, Mr. Caviet was an underwriter and team leader, specializing in engineering risks, at British Engine Insurance Company. In 1982, Mr. Caviet joined CIGNA Insurance Company of North America (UK) Ltd. as a Senior Underwriter for Special Risks and was promoted to Engineering and Underwriting Manager. In 1990, Mr. Caviet joined Crowe Underwriting Agency Ltd. as its Engineering and Extended Warranty Underwriter. From 1994 to 2003, Mr. Caviet was Engineering and Underwriting Manager with Trenwick International Limited.

Michael J. Saxon, Chief Operating Officer, joined the Company in 2001. Prior to coming to AmTrust Financial, he was Chief Claims Officer for Credit General Insurance Company (a property and casualty insurer). In 1984, Mr. Saxon began his career at Liberty Mutual. Thereafter, Mr. Saxon joined Progressive Insurance Company, where he held successively more responsible management positions in the Claims Department over an eight-year period. Mr. Saxon received a B.S. in Finance from the University of Akron in 1983.

Ronald E. Pipoly, Jr., Chief Financial Officer, joined the Company in 2001. From 1993 to 2001, Mr. Pipoly served as Financial Analyst, Assistant Controller, and finally Controller at PRS Group, Inc. (a property and casualty insurance holding company) in Beachwood, Ohio. Mr. Pipoly began his career at Coopers and Lybrand, where he worked from 1988 through 1993. He received a B.S. in Accounting from the University of Akron in 1988.

Christopher M. Longo, Chief Information Officer, joined the Company in 2001. Previous to his employment with the Company, Mr. Longo was a commercial lines underwriter and actuarial analyst with Credit General Insurance Company. Mr. Longo received a B.S. in Biological Sciences from Kent State University in 2000.

Stephen Ungar, General Counsel and Secretary, joined the Company in 2001. Mr. Ungar also serves as General Counsel and Secretary of TIC, RIC and WIC and as a director of RIC. Mr. Ungar left the Company to engage in the private practice of law from 2002 to 2003, after which he rejoined the Company. From 1990 to 2001, Mr. Ungar served as Special Counsel and Managing Attorney with the State of New York Insurance Department. Between 1987 and 1990, Mr. Ungar was an associate at Hendler and Murray and Kroll and Tract in New York. Mr. Ungar received a B.A. from New York University in 1984 and a J.D., with honors, from George Washington University School of Law in 1987.

DISCUSSION OF EXECUTIVE COMPENSATION

Employment Agreements

Barry D. Zyskind

Under Mr. Zyskind’s employment agreement, dated as of January 1, 2005, Mr. Zyskind serves as our President and Chief Executive Officer. Mr. Zyskind’s term of employment under his agreement continues until December 31, 2009, at which time the employment agreement automatically renews for successive three year terms, unless Mr. Zyskind or the Company provides 180 days’ written notice of an intention not to renew. His salary is subject to review by the Board of Directors or the Compensation Committee annually. Effective January 1, 2007, Mr. Zyskind receives an annual base salary in the amount of $625,000. Mr. Zyskind is also entitled to an annual profit bonus equal to two percent (2%) of the Company’s pre-tax profit, subject to a cap equal to two and one-half times his salary if certain financial goals are met. See “Compensation Discussion and Analysis – Bonus” for further details regarding the calculation of Mr. Zyskind’s bonus. Mr. Zyskind is also eligible to receive special bonuses at the discretion of the Board of Directors or the Compensation Committee and to participate in any long-term incentive compensation plan established for his benefit or in any such plan established for the benefit of the senior management of the Company.

If Mr. Zyskind’s employment terminates due to death, his heirs are entitled to his salary payable for the remainder of his term of employment or one year, whichever is greater, at the rate in effect immediately before such termination, any annual or special bonus earned or awarded through the date of termination, any deferred compensation under any incentive or other deferred compensation plan, any other compensation or benefits that have vested through the date of termination or to which he may then be entitled according to the terms and conditions of each grant, plan or award and any reimbursements of expenses due him through the date of termination. If Mr. Zyskind’s employment terminates due to disability, he will be entitled to the compensation and benefits enumerated above, except that his salary shall be offset by the amount of any long-term disability insurance benefit the Company may have elected to provide for him.

We may terminate Mr. Zyskind’s employment for cause upon written notice to Mr. Zyskind at least 30 days prior to the intended termination. If Mr. Zyskind’s employment were terminated for cause, he would be entitled to his salary through the date of termination, any annual or special bonus earned or awarded through the date of termination, any deferred compensation under any incentive or other deferred compensation plan, any other compensation or benefits which may have vested through the date of termination or to which he then may be entitled according to the terms and conditions of each grant, plan or award and any reimbursements of expenses due him through the date of termination. Cause is defined in Mr. Zyskind’s employment agreement as (i) the conviction of a felony involving an act or acts of dishonesty on his part and resulting in gain or personal enrichment at the expense of the Company; (ii) willful and continued failure of Mr. Zyskind to perform his obligations under the employment agreement, resulting in demonstrable material economic harm to the Company; or (iii) Mr. Zyskind’s willful and material breach of the noncompetition and nonsolicitation provisions of the employment agreement to the demonstrable and material detriment of the Company.

If we terminate Mr. Zyskind’s employment without cause or if Mr. Zyskind terminates his employment with good reason, then Mr. Zyskind is entitled, in addition to the compensation and benefits specified in the paragraph above, to (i) a lump-sum payment equal to the salary payable to him for the remainder of his employment term at the rate in effect immediately before the termination, (ii) a lump-sum payment equal to the annual profit bonuses for the remainder of his term of employment (to be prorated for any partial fiscal year) equal to the greater of the average of the bonuses awarded to him during the three fiscal years preceding the fiscal year of termination or the bonus awarded to him for the fiscal year immediately preceding termination, (iii) continued participation, for the remainder of his term of employment, in all employee benefit plans or programs in which he was participating on the date of his termination; or, if such participation is prohibited, he shall be entitled to the after-tax economic equivalent of any such benefit which shall be determined by the lowest cost Mr. Zyskind would incur in obtaining such benefit individually, (iv) continued payment, for the remainder of his term of employment, of 100% of the cost of health insurance through the Company’s group health plan for himself, his spouse and dependent children and (v) other benefits in accordance with applicable plans and programs of the Company. Good reason is defined in Mr. Zyskind’s employment agreement as one of the following actions taken without Mr. Zyskind’s prior written consent or his acquiescence: (i) a reduction in his then current salary; (ii) a diminution, reduction or other adverse change in the level of bonus or incentive compensation opportunities, the applicable performance criteria and otherwise the manner in which the bonuses and incentive compensation are determined for Mr. Zyskind; (iii) the Company’s failure to pay Mr. Zyskind any amounts otherwise vested and due him hereunder or under any plan or policy of Company; (iv) a diminution of Mr. Zyskind’s titles, position, authorities or responsibilities, including not serving on the Board of Directors; (v) the assignment of duties incompatible with Mr. Zyskind’s position of President; (vi) imposition of a requirement that Mr. Zyskind report other than to the full Board of Directors; or (vii) a material breach of the Agreement by Company that is not cured within 10 business days after written notification by Executive of such breach.

Mr. Zyskind has agreed to keep confidential all information regarding the Company that he receives during the term of his employment and thereafter. He also agreed that, upon termination of employment, other than a termination without cause or due to good reason, he will not solicit any customer or employee of the Company for one year after termination.

Ronald E. Pipoly, Jr.

Under Mr. Pipoly’s employment agreement, dated as of December 1, 2005, Mr. Pipoly has agreed to serve as an officer of our wholly-owned subsidiary, AmTrust North America, Inc., which we refer to as ANA. Mr. Pipoly also serves as our Chief Financial Officer. Mr. Pipoly’s term of employment under his agreement continues until May 31, 2008, at which time the employment agreement will automatically renew for successive one year terms, unless Mr. Pipoly or the Company provides 90 days’ written notice of an intention not to renew. Mr. Pipoly’s salary is subject to review by the Board of Directors annually commencing on December 1, 2007. Effective January 1, 2007, Mr. Pipoly receives an annual base salary in the amount of $300,000. Mr. Pipoly is entitled to an annual bonus comparable to the other senior executives of the Company, provided that the Company meets certain targets set forth in its business plan for the given time period, which shall be no less than 30% of his then current salary. Mr. Pipoly is also entitled to other bonus payments in the discretion of the Board of Directors. Pursuant to his employment agreement, on February 9, 2006, Mr. Pipoly was granted 343,750 options, which will fully vest over a period of 4 years.

In the event of disability, the Company may terminate Mr. Pipoly’s employment upon five days’ written notice; however, Mr. Pipoly will be entitled to receive his salary and any unreimbursed expenses through the disability termination date. In the event Mr. Pipoly dies during his term of employment, his heirs will be entitled to receive his salary earned and any unreimbursed expenses accrued through the date of his death.

The Company may terminate Mr. Pipoly’s employment at any time for cause and, upon such an event, the Company will have no further compensation or benefit obligation to Mr. Pipoly after the date of termination. Cause is defined in Mr. Pipoly’s employment agreement as (i) a material breach of the employment agreement by Mr. Pipoly, but only if such breach is not cured within 30 days following written notice by the Company to Mr. Pipoly of such breach, assuming such breach may be cured; (ii) conviction of any act or course of conduct involving moral turpitude; or (iii) engagement in any willful act or willful course of conduct constituting an abuse of office or authority which significantly adversely affects the business or reputation of the Company. No act, failure to act or course of conduct on Mr. Pipoly’s part shall be considered willful unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action, omission or course of conduct was in the best interest of the Company.

Mr. Pipoly has agreed to keep confidential all information regarding the Company that he receives during the term of his employment and thereafter. Mr. Pipoly has also agreed that upon termination of employment he will not compete with the Company, solicit any customer or employee of the Company or solicit any entity that has been contacted by the Company regarding a possible acquisition by the Company for purposes of acquiring that entity, for three years after termination.

Max G. Caviet

Under Mr. Caviet’s employment agreement, dated as of January 1, 2005, Mr. Caviet has agreed to serve as a senior executive of the Company, as President of our wholly-owned subsidiary, AmTrust International Insurance, Ltd. and as an officer of other affiliates of the Company. Mr. Caviet’s term of employment under this agreement continues until December 31, 2008, at which time the employment agreement will automatically renew for successive three year terms, unless Mr. Caviet or the Company provides 180 days’ written notice of an intention not to renew. Mr. Caviet’s salary is subject to annual review by the Board of Directors. Effective January 1, 2007, Mr. Caviet receives an annual base salary in the amount of £250,000. Mr. Caviet is entitled to an annual profit bonus equal to ten percent (10%) of the net pre-tax profit of the special risk and extended warranty business written by the Company and its affiliates under the direct or indirect supervision of Mr. Caviet exclusive of extraordinary items and investment income or loss. Mr. Caviet’s annual profit bonus is subject to a cap equal to one and one-half times his salary. See “Compensation Discussion and Analysis – Bonus” for further details regarding Mr. Caviet’s bonus payments. Mr. Caviet is also eligible for other bonus payments determined at the sole discretion of the Board of Directors. Under the terms of his employment agreement Mr. Caviet received a stock option to purchase 62,500 shares of the Company’s Common Stock, subject to the terms and conditions of the 2005 Equity Incentive Plan.

In the event of disability, the Company may terminate Mr. Caviet’s employment upon five days’ written notice; however, the Company must provide Mr. Caviet permanent health insurance which is intended to provide benefits to him in the event of termination for disability. In the event Mr. Caviet dies during his term of employment, his heirs will be entitled to receive his salary and profit bonus earned through his date of death as well as any unreimbursed expenses.

If we terminate or do not renew Mr. Caviet’s employment for gross misconduct we will not be obligated to pay any other compensation or benefits to Mr. Caviet after the date of termination. Gross misconduct is defined in Mr. Caviet’s employment agreement as (i) a material or serious breach of the employment agreement by Mr. Caviet, but only if such breach is not cured within 30 days following written notice by the Company to Mr. Caviet of such breach, assuming such breach may be cured; (ii) conviction of any act or course of conduct involving moral turpitude; or (iii) engagement in any willful act or willful course of conduct constituting an abuse of office or authority which significantly adversely affects the business or reputation of the Company or Mr. Caviet.

If we terminate or non-renew Mr. Caviet’s employment for any reason including disability, other than gross misconduct, he will be entitled to receive (i) his salary for a period of one year from the original expiration date of the term of employment, or one year from the effective date of termination or non-renewal, whichever is greater and (ii) his profit bonus on all special risk and extended warranty business written by the Company and its affiliates under the direct or indirect supervision of Mr. Caviet written through the date of termination, through the expiration of such business, for a maximum period of five years from the date of termination.

If Mr. Caviet does not renew his employment agreement for the purpose of retirement (as defined under U.K. law), he will be entitled to his profit bonus on all special risk and extended warranty business written by the Company and its affiliates under the direct or indirect supervision of Mr. Caviet written through the end of the employment period, through the expiration of such business, for a maximum period of five years from the end of the employment period.

Mr. Caviet has agreed to keep confidential all information regarding the Company that he receives during the term of his employment and thereafter. Mr. Caviet has also agreed that, subject to the severance payments provided above, upon termination of employment he will not solicit any customer or employee of the Company or solicit any entity that has been contacted by the Company regarding a possible acquisition by the Company for purposes of acquiring that entity, for two years after termination.

Michael J. Saxon

Under Mr. Saxon’s employment agreement, dated as of June 1, 2005, Mr. Saxon agreed to serve as President of ANA. Additionally, Mr. Saxon serves as the Chief Operating Officer of the Company. Mr. Saxon’s term of employment under this agreement continues until May 31, 2008, at which time the employment agreement will automatically renew for successive one year terms, unless Mr. Saxon or the Company provides 90 days’ written notice of an intention not to renew. Mr. Saxon is entitled to an annual salary review beginning on June 1, 2007. Effective January 1, 2007, Mr. Saxon receives an annual base salary in the amount of $400,000. Mr. Saxon is entitled to an annual profit bonus, equal to one percent (1%) of the Company’s profit for the fiscal year, subject to a cap in the amount of his then current salary. See “Compensation Discussion and Analysis – Bonus” for further details regarding Mr. Saxon’s bonus payments. Mr. Saxon may also receive other bonus payments determined at the sole discretion of the Board of Directors. Pursuant to his employment agreement, on February 9, 2006, Mr. Saxon was granted 343,750 options, which will fully vest over a period of 4 years.

In the event of disability, the Company may terminate Mr. Saxon’s employment agreement upon five days’ written notice; however, he will be entitled to receive his salary and any unreimbursed expenses through the disability termination date and for three months thereafter. In the event Mr. Saxon dies during his term of employment, his heirs shall be entitled to receive his salary and any unreimbursed expenses through the date of his death and for three months thereafter.

The Company may terminate Mr. Saxon’s employment at any time for cause and, upon such an event, the Company will have no further compensation or benefit obligation to Mr. Saxon after the date of termination. Cause is defined in Mr. Saxon’s employment agreement as (i) a material breach of the employment agreement by Mr. Saxon, but only if such breach is not cured within 30 days following written notice by the Company to Mr. Saxon of such breach, assuming such breach may be cured; (ii) conviction of any act or course of conduct involving moral turpitude; or (iii) engagement in any willful act or willful course of conduct constituting an abuse of office or authority which significantly adversely affects the business or reputation of the Company. No act, failure to act or course of conduct on Mr. Saxon’s part shall be considered willful unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action, omission or course of conduct was in the best interest of the Company.

Mr. Saxon has agreed to keep confidential all information regarding the Company that he receives during the term of his employment and thereafter. Mr. Saxon has also agreed that upon termination of employment he will not compete with the Company, solicit any customer or employee of the Company or solicit any entity that has been contacted by the Company regarding a possible acquisition by the Company for purposes of acquiring that entity, for three years after termination.

Christopher M. Longo

Under Mr. Longo’s employment agreement, dated as of June 1, 2005, Mr. Longo has agreed to serve as an officer of ANA. Additionally, Mr. Longo services as the Chief Information Officer of the Company. Mr. Longo’s term of employment under this agreement continues until May 31, 2008, at which time the employment agreement will automatically renew for successive one year terms, unless Mr. Longo or the Company provides 90 days’ written notice of an intention not to renew. Mr. Longo is entitled to an annual review of his salary by the Board of Directors beginning on June 1, 2009. Effective January 1, 2007, Mr. Longo receives an annual base salary in the amount of $250,000. Mr. Longo is entitled to an annual profit bonus equal to one percent (1%) of the Company’s profit for the fiscal year, subject to a cap equal to one and one-half times Mr. Longo’s then current salary. See “Compensation Discussion and Analysis – Bonus” for further details regarding Mr. Longo’s bonus payments. Pursuant to his employment agreement, on February 9, 2006, Mr. Longo was granted 343,750 options, which will fully vest over a period of 4 years.

In the event of disability, the Company may terminate his employment upon five days’ written notice; however, Mr. Longo will be entitled to receive his salary and any unreimbursed expenses through the disability termination date. In the event Mr. Longo dies during his term of employment, his heirs will be entitled to receive his salary and any unreimbursed expenses earned through the date of his death.

We may terminate Mr. Longo’s employment at any time for cause and, upon such an event, the Company will have no further compensation or benefit obligation to Mr. Longo after the date of termination. Cause is defined in Mr. Longo’s employment agreement as (i) a material breach of the employment agreement by Mr. Longo, but only if such breach is not cured within 30 days following written notice by the Company to Mr. Longo of such breach, assuming such breach may be cured; (ii) conviction of any act or course of conduct involving moral turpitude; or (iii) engagement in any willful act or willful course of conduct constituting an abuse of office or authority which significantly adversely affects the business or reputation of the Company. No act, failure to act or course of conduct on Mr. Longo’s part shall be considered willful unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action, omission or course of conduct was in the best interest of the Company.

Mr. Longo has agreed to keep confidential all information regarding the Company that he receives during the term of his employment and thereafter. Mr. Longo has also agreed that upon termination of employment he will not compete with the Company, solicit any customer or employee of the Company or solicit any entity that has been contacted by the Company regarding a possible acquisition by the Company for purposes of acquiring that entity, for three years after termination.

2005 Equity Incentive Plan

Our Board of Directors and Shareholders approved the 2005 Equity Incentive Plan in December 2005, which allows for grants of incentive stock options, non-qualified stock options and restricted shares of Common Stock to present and future officers, directors, employees and consultants of the Company or any subsidiary. The aggregate number of shares of Common Stock for which awards may be issued may not exceed 5,994,300 shares, and the aggregate number of shares of Common Stock for which restricted stock awards may be issued may not exceed 1,998,100 shares, subject to the authority of our Board of Directors to adjust this amount in the event of a consolidation, reorganization, stock dividend, stock split, recapitalization or similar transaction affecting our Common Stock.

On February 9, 2006, our Board of Directors approved grants of stock options to our officers and directors to purchase an aggregate of 1,175,000 shares of our Common Stock including grants of options to purchase 62,500 shares to Mr. Caviet, 343,750 shares to Mr. Saxon, 343,750 shares to Mr. Pipoly and 343,750 shares to Mr. Longo. These options have an exercise price of $7.00, a 10-year term and will be subject to pro rata vesting over a four-year period after the date of grant with the initial vesting to occur on the first anniversary of the date of the grant. On September 1, 2006 our Board of Directors approved grants of options and awards of restricted stock to certain of our employees, including an options to purchase 50,000 shares at $7.50 per share to Mr. Caviet and 100 shares of restricted stock each to Mr. Longo, Mr. Saxon and Mr. Pipoly, which vested upon the effective date of our Registration Statement filed under the Securities Act of 1933, which was November 9, 2006. Due to Mr. Zyskind’s substantial investment in AmTrust Financial Group, Inc., the principal indirect shareholder of the Company, we did not provide him with long-term compensation awards in 2006.

Summary Compensation Table for Fiscal Year 2006

The following table sets forth the compensation paid or accrued by us in fiscal year 2006 for our named executive officers. Our named executive officers include our chief executive officer, our chief financial officer and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)		Total ($)

Barry D. Zyskind Chief Executive Officer	2006	600,000		—	—	1,050,000	34,800		1,684,800
Ronald Pipoly Chief Financial Officer	2006	224,250		750	202,698	275,000	3,375		706,073
Max Caviet President of AIU	2006	489,650	(3)		48,687	337,000(3)	18,740	(3)	894,077
Michael J. Saxon Chief Operating Officer	2006	325,000		750	202,698	325,000	6,600		860,048
Christopher Longo Chief Information Officer	2006	174,250		750	202,698	262,000	4,375		644,073

——————

(1)

Represents the compensation cost of stock awards for financial reporting purposes for the year under FAS 123R without regard to forfeiture assumptions. See Note 11 “Share Based Compensation,” in the Notes to our Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2006 for our assumptions used to determine the compensation costs associated with stock awards which we expensed in 2006.

(2)

Represents the compensation cost of stock options for financial reporting purposes for the year under FAS 123R without regard to forfeiture assumptions. See Note 11 “Share Based Compensation,” in the Notes to our Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2006 for our assumptions used to determine the compensation costs associated with stock option awards which we expensed in 2006.

(3)

Salary and all other compensation were paid in British pounds, but converted to U.S. dollars using the spot market currency exchange rate in effect in New York City on December 29, 2006, which was $1.9586 to £1.00. Bonus is paid in U.S. dollars.

(4)

The amounts in this column reflect for each named executive officer matching contributions made by the Company under the 401(k) plan. The amount shown in this column for Mr. Zyskind also includes $10,927.27 in payments made by the Company on an automobile leased by Mr. Zyskind, $16,462.76, the cost of health and dental coverage paid by the Company for Mr. Zyskind and his covered dependents and the annual premium of $810 paid by the Company for individual permanent life insurance coverage for the benefit of Mr. Zyskind’s beneficiaries. The amount shown in this column for Mr. Caviet only includes $14,178 for reimbursement of payments on an automobile leased by Mr. Caviet and $4,562, the cost of health and dental coverage, paid by the Company for Mr. Caviet and his covered dependents.

Grant of Plan-Based Awards for Fiscal Year 2006

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Target (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold	Target	Maximum

Barry D. Zyskind
Annual Bonus				$1,500,000
Ronald Pipoly
Equity Incentive Plan	2/9/2006					343,750	7.00	912,141
	9/1/2006				100			750
Annual Bonus		62,275
Max Caviet
Equity Incentive Plan	2/9/2006					62,500	7.00	165,844
	9/1/2006					50,000	7.50	142,000
Annual Bonus				734,475
Michael J. Saxon
Equity Incentive Plan	2/9/2006					343,750	7.00	912,141
	9/1/2006				100			750
Annual Bonus				325,000
Christopher Longo
Equity Incentive Plan	2/9/2006					343,750	7.00	912,141
	9/1/2006				100			750
Annual Bonus				261,375

——————

(1)

Each named executive officer’s employment agreement, other than Mr. Pipoly’s, provides for an annual bonus equal to a pre-determined percentage of the Company’s profits, which is subject to a maximum amount. There is no threshold or target amount, other than with respect to Mr. Pipoly, whose bonus will be no less than 30% of his base salary. See “Compensation Discussion and Analysis – Bonus” for further explanation of the calculation of these bonuses.

(2)

The Board of Directors approved restricted stock awards on September 1, 2006 to certain employees, including Mr. Saxon, Mr. Longo and Mr. Pipoly, which vested upon the effective date of an S-1 Registration Statement, which we filed under the Securities Act of 1933, as amended, on November 9, 2006.

(3)

Stock options were granted to our named executive officers under our 2005 Equity Incentive Plan, pursuant to the terms of their employment agreements. Twenty-five percent of the stock options vest and become exercisable on the first anniversary of the grant date, with an additional 6.25% of the stock options vesting each quarter thereafter based on continued employment. Each stock option award expires on the tenth anniversary of the grant date. Unvested options are forfeited upon termination of employment; however, if the executive’s termination is due to (i) retirement on or after his sixty-fifth birthday or, with consent of the Company, on or after his fifty-fifth birthday; (ii) disability; or (iii) death, the option becomes fully vested. Following the named executive officer’s termination date, except if terminated for cause, he may exercise vested options for up to three months following the termination, or six months if termination was due to death, or, if sooner, the expiration dates of the options. In the event of Mr. Caviet’s death, the option granted to him on September 1, 2006 will terminate three months after his death, or, if sooner, on the expiration date of the options. To the extent permissible, the stock options are incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

(4)

On the 2006 grant dates, the Company did not have publicly traded Common Stock. The February 9, 2006 option grants took place at the time of our Rule 144A offering; therefore, the exercise price was determined to be same as the price per share in the Rule 144A offering, or $7.00 per share. The exercise price for options granted on September 1, 2006 was based on the qualified institutional buyer trading price on the NASDAQ portal market at that point in time.

(5)

This amount reflects the grant date fair value in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards for each of our named executive officers as of December 31, 2006:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date

Barry D. Zyskind
Ronald Pipoly		343,750		7.00	2/9/2016 (1)
Max Caviet		62,500		7.00	2/9/2016 (2)
Michael J. Saxon		50,000 343,750		7.50 7.00	9/1/2016(3) 2/9/2016 (4)
Christopher Longo		343,750		7.00	2/9/2016 (5)

——————

(1)

Granted on February 9, 2006 under the 2005 Equity Incentive Plan. Twenty five percent (25%) of the option vested on February 9, 2007. Thereafter, an additional 6.25% of the option vests each quarter, until the option is 100% vested on February 9, 2010.

(2)

Granted on February 9, 2006 under the 2005 Equity Incentive Plan. Twenty five percent (25%) of the option vested on February 9, 2007. Thereafter, an additional 6.25% of the option vests each quarter, until the option is 100% vested on February 9, 2010.

(3)

Granted on September 1, 2006 under the 2005 Equity Incentive Plan. Twenty five percent (25%) of the option vests on September 1, 2007. Thereafter, an additional 6.25% of the option will vest each quarter, until the option is 100% vested on September 1, 2010.

(4)

Granted on February 9, 2006 under the 2005 Equity Incentive Plan. Twenty five percent (25%) of the option vested on February 9, 2007. Thereafter, an additional 6.25% of the option vests each quarter, until the option is 100% vested on February 9, 2010.

(5)

Granted on February 9, 2006 under the 2005 Equity Incentive Plan. Twenty five percent (25%) of the option vested on February 9, 2007. Thereafter, an additional 6.25% of the option vests each quarter, until the option is 100% vested on February 9, 2010.

Options Exercises and Stock Vested

The following table sets forth the aggregate number of restricted stock awards that became vested for our named executive officers during fiscal year 2006. The table also sets forth the value realized on vesting of the restricted stock (the market price on the date of vesting multiplied by the number of shares). These restricted stock awards were granted under our 2005 Equity Incentive Plan. No stock options vested or were exercisable in 2006.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Barry D. Zyskind
Ronald Pipoly	100	750
Max Caviet
Michael J. Saxon	100	750
Christopher Longo	100	750

——————

(1)

The market value of the shares on the vesting date was determined based on the qualified institutional buyer trading price on the NASDAQ portal market on that date.

Potential Payments upon Termination or Change-In-Control

The table below sets forth the potential payments to our named executive officers under various termination scenarios including termination without cause, termination for good reason, termination as a result of death or disability and termination as a result of retirement, as per their respective employment agreements. See “Compensation Discussion and Analysis – Employment Agreements” for further discussion of termination events. The potential payments to our named executive officers assume that the termination event occurs as of the last day of our fiscal year (December 29, 2006). Since the Board of Directors has discretion as to whether or not to accelerate the vesting of unvested stock options and restricted share awards granted under the 2005 Equity Incentive Plan upon a change in control of the Company, the financial effect of such an event has not been included in this table. We do not include the financial effect of a termination for cause or gross misconduct (as defined in the named executive officer’s employment agreement) because the named executive officers are not entitled to any further compensation or benefits following such a termination.

Name and Principal Position	Without Cause or For Good Reason		Death		Disability		Retirement		Cause

Barry D. Zyskind
Salary Continuation/Bonus	4,950,000	(1)	1,800,000	(3)	1,800,000	(4)
Benefits	52,314	(2)
Ronald Pipoly
Vesting of Stock Awards(5)			532,813		532,183
Max Caviet
Salary Continuation/Bonus	1,235,588	(6)			1,235,588	(6)	745,938	(7)
Benefits					37,490	(8)
Vesting of Stock Awards(5)			149,375		149,375
Michael J. Saxon
Salary Continuation			81,250	(9)	81,250	(9)
Vesting of Stock Awards(5)			532,813		532,813
Christopher Longo
Vesting of Stock Awards(5)			532,813		532,813

——————

(1)

This lump-sum benefit includes (i) Mr. Zyskind’s 2006 annual base salary provided through December 31, 2009, and (ii) the annual profit bonuses through December 31, 2009, equal to the greater of the average of the bonuses awarded to him during the three fiscal years preceding the fiscal year of termination or the bonus awarded to him for the fiscal year immediately preceding termination.

(2)

This includes the costs for providing Mr. Zyskind with (i) continued participation through December 31, 2009, in all employee benefit plans or programs in which he was participating on December 31, 2006; or, if such participation is prohibited, the after-tax economic equivalent of any such benefit which shall be determined by the lowest cost Mr. Zyskind would incur in obtaining such benefit individually, (ii) continued payment of 100% of the cost of health insurance through the Company’s group health plan for Mr. Zyskind, his spouse and dependent children through December 31, 2009, and (iii) other benefits in accordance with applicable plans and programs of the Company.

(3)

This amount reflects Mr. Zyskind’s 2006 annual base salary provided through December 31, 2009.

(4)

This amount reflects Mr. Zyskind’s 2006 annual base salary provided through December 31, 2009 (which will be reduced by any long-term disability insurance benefit provided by the Company).

(5)

This amount includes the full vesting of unvested stock options in accordance with the named executive officers’ Stock Option Award Agreements under the 2005 Equity Incentive Plan.

(6)

This amount includes (i) Mr. Caviet’s salary through December 31, 2007, and (ii) Mr. Caviet’s profit bonus, for a period of five years, on all special risk and extended warranty business written by the Company and its affiliates through December 31, 2006, under the direct or indirect supervision of Mr. Caviet, assuming that such business does not terminate earlier. Mr. Caviet is entitled to this amount if the Company elects to non-renew or terminate Mr. Caviet’s employment for any reason other than gross misconduct. For the definition of gross misconduct, see the summary of Mr. Caviet’s employment agreement in “Discussion of Summary Compensation and Grant of Plan Based Awards Tables.” Mr. Caviet’s employment agreement does not provide him with the opportunity to terminate employment with good reason.

(7)

This amount includes Mr. Caviet’s profit bonus, for a period of five years, on all special risk and extended warranty business written by the Company and its affiliates through December 31, 2006, under the direct or indirect supervision of Mr. Caviet, assuming that such business does not terminate earlier.

(8)

This amount reflects the cost of providing Mr. Caviet with permanent health insurance in accordance with his employment agreement.

(9)

This amount reflects Mr. Saxon’s 2006 annual base salary pro-rated for three months.

COMPENSATION COMMITTEE REPORT

AmTrust Financial Services, Inc.’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by item 402(b) of Regulation S-K with management and, based on such review and discussion, has recommended to the Board that the following Compensation Discussion and Analysis be included in the Proxy Statement and, as incorporated by reference, in our Annual Report on Form 10-K.

Donald T. DeCarlo (Chairman)
Michael Karfunkel
Jay J. Miller
April 24, 2007

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains the material elements of the compensation awarded to, earned by, or paid to each of our named executive officers during the last completed fiscal year.

Overview

In the current stage of our development, the objectives of our executive compensation policy have been to retain the executives who have been integral to our growth, to attract other talented and dedicated executives and to motivate each of our executives to increase our overall profitability. To achieve these goals, we have strived to offer each executive an overall compensation package, which is simple, but competitive and a substantial portion of which is tied to the achievement of specific performance objectives.

Our overall strategy is to compensate our named executive officers with a mix of cash compensation, in the form of base salary and bonus, and equity compensation, in the form of stock options.

To date, we have not retained a compensation consultant. Our policy for setting compensation levels has focused on compensating our named executive officers at levels competitive for executives at companies of similar size and development operating in the industry. Compensation decisions have been made by our Chief Executive Officer in consultation with the Compensation Committee and the Board of Directors, other than with respect to the Chief Executive Officer’s compensation, which has been determined by the Compensation Committee and the Board of Directors. In addition to frequent discussions between the Chief Executive Officer and the Board of Directors, we also gather market compensation data through negotiations related to newly hired executives. We believe that the compensation levels for our named executive officers are competitive. We expect that as we continue to develop our compensation policies will evolve to reflect that growth and to remain competitive.

Executive Compensation

Our executive compensation policy includes the following elements:

Base Salary. The base salaries we provide to our named executive officers are designed to provide an annual salary at a level consistent with individual experience, skill and contribution to our business. When setting base salary, we take into account the compensation paid to similarly situated executives employed at our competitors and cost of living considerations. The salaries of the named executive officers are reviewed on an annual basis.

Bonus. We believe that bonuses should be dependent on and tied to the Company’s performance, and should only be paid in the event of superior performance. Our bonus policy is designed to reward each named executive officer for his contributions to our profitability for the fiscal year. Except for Mr. Pipoly, the employment agreements for our named executive officers specify the annual bonus targets for each executive. In March 2007, the Compensation Committee proposed the bonus payments for our named executive officers for the 2006 fiscal year and such recommendations were adopted by the Board of Directors.

Annual profit bonuses paid to each named executive officer, other than Mr. Pipoly, are equal to a pre-determined percentage of profits, as set forth in their respective employment agreements. Each such named executive officer’s bonus is subject to an annual cap, based on a percentage of the officer’s base salary for the respective fiscal year, as set forth in their respective employment agreements. The maximum annual profit bonuses for these named executive officers are as follows: 250% of base salary for Mr. Zyskind; 150% of base salary for

Mr. Caviet; 100% of base salary for Mr. Saxon; and 150% of base salary for Mr. Longo. Mr. Pipoly’s bonus, which is not subject to an annual cap, is determined in a different manner (as described below). We believe it would not be appropriate for the Chief Financial Officer’s bonus to be directly based on the Company’s results.

In addition to the annual profit bonus, under the terms of their respective employment agreements, each named executive officer is also eligible for a discretionary bonus, as determined each fiscal year by the Board of Directors. The actual amount of any discretionary bonus will be determined following a review of each named executive officer’s individual performance and contribution to our strategic goals during the fiscal year. The named executive officers did not receive discretionary bonuses in 2006.

Mr. Zyskind’s employment agreement provides an annual profit bonus equal to two percent (2%) of our pre-tax profits for the fiscal year, provided that our pretax profit equals or exceeds a given threshold, subject to the annual cap discussed above. Profit is defined in Mr. Zyskind’s employment agreement as our revenues less expenses, determined in accordance with generally accepted accounting principles on a consistent basis. The threshold profit for fiscal year 2006 was $22 million.

The employment agreements for Mr. Saxon and Mr. Longo provide that the annual profit bonus will equal one percent (1%) of our profits for the fiscal year, subject to the annual caps discussed above. Profit is defined in Mr. Saxon’s and Mr. Longo’s employment agreement as our after tax net income, excluding extraordinary income.

Mr. Pipoly’s employment agreement provides that the annual bonus will equal an amount comparable to our other senior executives, provided that we have met the targets set forth in our business plan for the subject annual period, and Mr. Pipoly’s annual bonus will be no less than thirty percent (30%) of his base salary.

Mr. Caviet’s annual bonus is equal to ten percent (10%) of our pre-tax net operating income, exclusive of extraordinary items and investment income or loss, arising from special risk and extended warranty business written by us and our affiliates under the direct or indirect supervision of Mr. Caviet, subject to the annual cap discussed above. The bonuses awarded to each named executive officer for 2006 are shown below in the “Summary Compensation Table for Fiscal Year 2006”.

Stock and Stock-Based Grants

Stock Options. Stock-based awards are a critical component of our executive compensation policy as equity ownership helps closely align our named executive officers’ interests to those of our Shareholders. Our 2005 Equity Incentive Plan (the “2005 Plan”) has provided the principal method for our named executive officers to acquire equity interests in the Company. The 2005 Plan was established to award our employees and named executive officers with proprietary interests in the Company and to provide an additional incentive to promote our success and to remain in our service. The 2005 Plan authorizes us to grant incentive stock options, non-qualified stock options and restricted stock awards to our employees, officers, directors and consultants. There are currently approximately 350 people who are eligible to participate in the plan at the discretion of our Board of Directors, which oversees the administration of the Plan.

In 2006 our named executive officers, other than Mr. Zyskind, who holds a significant equity interest in AmTrust Financial Group, Inc., the principal indirect shareholder of the Company, were awarded stock options in the amounts indicated below in the “Grants of Plan-Based Awards for Fiscal Year 2006” table. The stock options are intended to be treated as incentive stock options within the meaning of Section 422 of the Internal Revenue Code. The stock options were granted at an exercise price equal to the fair market value of our Common Stock on the date of grant. The February 2006 option grants took place prior to our initial public offering, at the time of our Rule 144A offering; therefore, the exercise price was determined to be same value as the Rule 144A offering, or $7.00 per share. The exercise price for options granted in September 2006 was based on the qualified institutional buyer trading price on the NASDAQ portal market at that point in time.

Under the 2005 Equity Incentive Plan, unless otherwise determined by the Board of Directors and provided in the award agreement, 25% of the stock options become exercisable on the first anniversary of the grant date, with an additional 6.25% of the stock options vesting each quarter thereafter based on continued employment, and expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code.

Restricted Stock. The Board of Directors has made, and may in the future elect to make, grants of restricted stock to our named executive officers. Under the 2005 Equity Incentive Plan, unless otherwise determined by the Board of Directors and provided in the award agreement, 25% of the restricted stock vests on the first anniversary of the grant date, with 6.25% of the restricted stock vesting each quarter thereafter and based upon continued employment. On September 1, 2006, the Board of Directors, upon recommendation from management, awarded certain named executive officers restricted stock awards in the amounts indicated below in the “Grants of Plan-Based Awards for Fiscal Year 2006” table. As provided by the Board of Directors, these grants became fully vested on November 9, 2006, the effective date of our S-1 Registration Statement filed under the Securities Act of 1933, as amended.

Retirement Plan. We do not provide a qualified or non-qualified pension plan for our named executive officers. All of our employees, however, participate in a defined contribution plan under Section 401(k) of the Internal Revenue Code. The plan allows eligible employees to defer up to 75% of their compensation to the plan on a pre-tax basis, subject to the applicable dollar limit set by the Internal Revenue Service. We make a Company contribution of up to 50% of an employee’s contribution to the plan, up to 6% of eligible compensation. We may also make discretionary profit sharing contributions to the Plan. No profit sharing contributions were made in 2006.

Change of Control and Severance Arrangements. The employment agreements for each of our named executive officers do not contain change of control provisions, nor do we maintain change of control agreements with any of our named executive officers. Mr. Zyskind’s and Mr. Caviet’s employment agreements, which are as discussed in more detail below, provide certain severance benefits should they be terminated without cause and, with respect to Mr. Zyskind, should he terminate his employment agreement for good reason. Mr. Caviet’s severance benefits are tied to non-solicitation provisions. We do not provide any other severance benefits.

Perquisites and Other Benefits. As a general matter, we limit the use of perquisites in compensating our senior management. We do, however, cover the full cost of health insurance premiums for Mr. Zyskind and Mr. Caviet and their families and provide Mr. Zyskind with an individual permanent life insurance policy. We also make the lease payments on an automobile leased by Mr. Zyskind and reimburse Mr. Caviet for the lease payments that he makes on an automobile. The amount of Mr. Zyskind’s and Mr. Caviet’s health and automobile benefits are shown below in the “Summary Compensation Table for Fiscal Year 2006.”

We also maintain a number of health and welfare programs to provide life, health and disability benefits to our employees. Other than with respect to the benefits we provide to Mr. Zyskind discussed above, our named executive officers in the U.S. participate in these plans on the same terms as other U.S. employees. In addition to the benefits discussed above, Mr. Caviet participates in the employee benefits offered for employees of our U.K. affiliates.

Other Compensation. The employment agreements entered into with our named executive officers will remain in their current form until such time as the Board of Directors determines, in its discretion, that revisions are appropriate. In addition, we intend to continue to maintain our current benefits and perquisites for our named executive officers; however, the Board of Directors, in its discretion, may modify, amend or add to a named executive officer’s executive benefits or perquisites if it deems it advisable.

Tax Deductibility of Executive Compensation

Limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code, which generally limits to $1 million the tax deductibility of compensation paid by a public company to its chief executive officer and to any of the other four most highly compensated executive officers. Section 162(m) did not affect the deductibility of our 2006 compensation earned prior to our becoming a public company, but it could do so in the future now that we are a public company. Section 162(m) provides an exception to this deduction limit for performance based compensation that meets certain requirements. Two types of compensation can qualify as performance based compensation under section 162(m): (i) annual bonuses and other incentive awards, if they are payable or vest based on achievement of objective performance goals under a plan that meets the 162(m) requirements, and (ii) stock options and stock appreciation rights, if they are granted under a shareholder approved plan that meets certain criteria. Accordingly, the Compensation Committee is recommending that the shareholders approve Proposal 1 and Proposal 2 at the Annual Meeting, which have been structured to assist our compliance with the provisions of Section 162(m).

PROPOSAL 1:
APPROVAL OF THE AMTRUST FINANCIAL SERVICES, INC.
2007 EXECUTIVE PERFORMANCE PLAN

On April 24, 2007, our Board of Directors unanimously approved and adopted the AmTrust Financial Services 2007 Executive Performance Plan (the “2007 Plan”). We are submitting the 2007 Plan for shareholder approval. It the 2007 Plan is approved, awards under the 2007 Plan will qualify as performance-based compensation under Section 162(m) of the Code. Our Board of Directors believes that the approval of the 2007 Plan is in our best interests, as it will likely provide us with significant tax benefits.

The purpose of the 2007 Plan is to increase shareholder value and the success of the Company by motivating key executives to perform to the best of their abilities and to achieve the Company’s objectives. The 2007 Plan is also designed so that awards under the 2007 Plan may qualify as “performance-based” compensation under Section 162(m) of the Code to the greatest extent practicable. Under Section 162(m), the Company may be denied a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million of compensation from the Company in any one year. However, compensation paid by the Company that is “performance-based” under Section 162(m) may be excluded from the $1 million limitation. The 2007 Plan allows the Company to pay incentive compensation that under most circumstances will be performance-based and, therefore, fully deductible on the Company’s federal income tax return.

Summary of the 2007 Plan

The following summary of the 2007 Plan does not contain all of the terms and conditions of the 2007 Plan and is qualified in its entirety by reference to the 2007 Plan, which is attached to this Proxy Statement as Exhibit A.

Eligibility. The Compensation Committee of the Board of Directors selects the key employees of the Company (and its affiliates) who will be eligible to receive awards under the 2007 Plan. In most instances, participation will be limited to the Company’s named executive officers. However, the Compensation Committee will have the discretion to include other employees as well. Accordingly, the actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has discretion to select the participants.

Administration. The 2007 Plan is administered by a committee which shall be either the Compensation Committee or any subcommittee thereof consisting of not less than two members of the Board of Directors each of whom is an “outside director” within the meaning of Section 162(m). The Compensation Committee has the power to determine (i) which eligible employees will be participants, (ii) the performance objectives with respect to any awards made thereunder, (iii) subject to the limitations set forth in the 2007 Plan, the terms and conditions of all awards made thereunder, and (iv) subject to the maximum limits set forth in the 2007 Plan, the amount of compensation that may be payable to any participant upon the attainment of the applicable performance objectives.

Target Awards and Performance Objectives. Each performance period, the Compensation Committee assigns each participant a target award and performance objectives that must be achieved prior to an award actually being paid to a participant. The Compensation Committee may also specify a minimum acceptable level of achievement relative to the performance objectives, as well as one or more additional higher levels of achievement, and a formula to determine the percentage of the award earned by the participant upon the attainment of each level of achievement. The participant’s target award is expressed as either a cash amount or a percentage of the participant’s salary. The performance objectives may be based on one or more of the following criteria as determined by the Compensation Committee: (i) Earnings per Share, (ii) Gross Income, (iii) Pre-Tax Profits, (iv) Net Income, (v) After Tax Net Income, (vi) Extraordinary Income, and (vii) Operating Income (the “Performance Objectives”). The Performance Objectives selected by the Compensation Committee for each performance period will be established within 90 days of the commencement of each performance period (or at such later time as may be permitted under Section 162(m) of the Code).

Actual Awards. After the performance period ends, the Compensation Committee shall determine and certify in writing the extent to which the pre-established Performance Objectives were actually achieved or exceeded. At its discretion, the Committee may reduce a Participant’s earned Award by up to 25%.

Amendment and Termination. The Board of Directors of the Company or the Compensation Committee may amend, suspend, discontinue or terminate the 2007 Plan at any time; provided, however, that no such amendment, suspension, discontinuation or termination (i) shall adversely affect the rights of any participant in respect of any performance period which has already commenced or (ii) shall be effective without shareholder approval sufficient to continue to qualify amounts payable under the 2007 Plan to Covered Employees as performance-based compensation under Section 162(m) of the Code.

Federal Income Tax Treatment. Payments made under the 2007 Plan will be taxable to the recipients thereof when paid, subject to income and wage tax withholding, and the Company or the affiliate of the Company which employs or employed the recipient will generally be entitled to a federal income tax deduction in the fiscal year for which the amount is paid.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE AMTRUST FINANCIAL SERVICES, INC. 2007 EXECUTIVE PERFORMANCE PLAN.

PROPOSAL 2:
APPROVAL OF AMENDMENT NO. 1 TO THE AMTRUST FINANCIAL SERVICES, INC.
2005 EQUITY INCENTIVE PLAN

2005 Equity Incentive Plan

The purpose of our AmTrust Financial Services, Inc. 2005 Equity Incentive Plan (the “2005 Plan) is to attract and retain directors, officers, other key employees and consultants and to provide them with appropriate incentives and rewards for superior performance. All of our employees, consultants and directors are eligible to participate in the plan. Our Board of Directors and shareholders approved the 2005 Plan in December 2005. We do not currently have any other equity compensation plans in place. A summary of the provisions of the 2005 Plan is set forth below.

Types of Awards and Eligibility. Our 2005 Plan permits awards in the form of incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, non-qualified stock options and restricted shares of Common Stock. The aggregate number of shares of Common Stock for which awards may be issued under the 2005 Plan may not exceed 5,994,300 shares, and the aggregate number of shares of Common Stock for which restricted stock awards may be issued under the 2005 Plan may not exceed 1,998,100 shares, subject to the authority of our board to adjust this amount in the event of a merger, consolidation, reorganization, stock dividend, stock split, combination of shares, recapitalization or similar transaction affecting our Common Stock. Present and future officers, directors, employees and consultants are eligible to participate in the 2005 Plan.

Our Board of Directors approved grants of options to our officers and directors to purchase an aggregate of 1,175,000 shares of our Common Stock effective on the date of the closing of the private placement, including grants of options to purchase 62,500 shares to Mr. Caviet, 343,750 shares to Mr. Saxon, 343,750 shares to Mr. Pipoly, 343,750 shares to Mr. Longo and 31,250 shares to Mr. Ungar. These options have an exercise price of $7.00 per share, a 10-year term and will be subject to pro rata vesting over a four-year period after the date of grant with the initial vesting to occur on the first anniversary of the date of the grant.

On September 1, 2006 our Board of Directors approved grants of options and restrictive stock in the amounts of 1,208,750 and 16,000, respectively, to certain of our employees, including a grant of 50,000 options to Mr. Caviet. The options have an exercise price of $ 7.50 per share.

On March 8, 2007 our Board of Directors approved grants of options in the amount of 35,000 to certain of our employees. The options have an exercise price of $10.56 per share.

On March 28, 2007 our Board of Directors approved grants of options in the amount of 125,000 to certain of our employees. The options have an exercise price of $10.77 per share.

Administration. The 2005 Plan will be administered either by its own committee of two or more directors elected by the board from time to time or by our Compensation Committee. Subject to the terms of the 2005 Plan, the committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the 2005 Plan.

Stock Options. Non-qualified stock options (“NSOs”) granted under the 2005 Plan will have an exercise price determined by the committee; in the absence of such a determination by the committee, the exercise price shall be not less than 100% of the fair market value of our Common Stock on the date of grant. Incentive stock options (“ISOs”) granted under the 2005 Plan will have an exercise price determined by the committee, which may not be less than 100% of the fair market value of our Common Stock on the date of grant. However, any ISOs granted to holders of more than 10% of our voting stock will have an exercise price of not less than 110% of the fair value of our Common Stock on the date of grant. Both NSO and ISO grants are exercisable, subject to vesting requirements determined by the committee, for periods of up to ten years from the date of grant, except for any ISO grants to holders of more than 10% of our voting stock, which will have exercise periods limited to a maximum of five years. Stock options generally expire three months after the cessation of an optionee’s service as an employee. However, in the case of an optionee’s death or disability, the unexercised portion of a stock option remains exercisable for up to one year after the optionee’s death or disability. Stock options granted under the 2005 Plan are not transferable, except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order. Generally, for as long as a stock option is subject to vesting, there is a risk of forfeiture if the individual leaves our employment prior to full vesting of the award.

Restricted Stock Awards. A restricted stock award is the grant or sale of Common Stock with restrictions on transferability, and subject to vesting as determined by the committee. Restricted stock awards under the 2005 Plan may be made by the committee to any participant without additional consideration. For as long as an award of restricted stock is subject to vesting, there is a risk of forfeiture if the individual leaves our employment prior to full vesting of the award. Restrictions may lapse separately or in combination at relevant times, such as after a specified period of employment or the satisfaction of pre-established criteria, in installments or otherwise, all as the compensation committee may determine. Except to the extent provided otherwise under the award agreement relating to the restricted stock award, a participant awarded restricted stock will have all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends. Restricted stock awards under the 2005 Plan cannot be transferred except as agreed by the committee, and in accordance with applicable U.S. federal and state securities laws.

Amendment or Termination. While our Board of Directors may terminate or amend the 2005 Plan at any time, no amendment may adversely impair the rights of any participant with respect to outstanding awards without consent of that participant. In addition, an amendment will be contingent upon approval of our shareholders to the extent required by law or if such amendment materially increases the benefits accruing to participants, increases the maximum number of shares which may be issued under the 2005 Plan (except for permissible adjustments provided therein) or materially modifies the requirements as to eligibility for participation in the 2005 Plan or the exercise of an option. Unless terminated earlier, the 2005 Plan will terminate in 2015, but will continue to govern unexpired awards.

Change of Control. At the discretion of the committee at the time of award, agreements for option and restricted stock awards may contain provisions providing for the acceleration of the options or restricted stock upon a change of control of our company.

Cashouts. In the event of an extraordinary dividend or other distribution, merger, reorganization or other extraordinary corporate transaction, the committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards based upon the distribution or consideration payable to holders of Common Stock upon such an event. However, with respect to any ISO no such adjustment may be made that would cause the 2005 Plan to violate § 422 of the Internal Revenue Code of 1986.

Federal Income Tax Consequences of the 2005 Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 2005 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares purchased. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights. A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Bonuses and Stock Purchase Rights. A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

Equity Compensation Plan Information

The following table provides certain information regarding our equity compensation plans, which currently includes the 2005 Plan.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance

Equity Compensation Plans approved by security holders	1,537,000	7.47	4,441,300
Equity Compensation Plans not approved by security holders	0	0	0
Total

Amendment No. 1 to the 2005 Plan

On April 24, 2007, the Board unanimously approved and adopted the following amendment to the 2005 Plan. The Board is submitting the amendment for shareholder approval. If the amendment is approved it will provide us with future potential tax-benefits.

(a)

The Plan has been amended so that future awards granted under the 2005 Plan will qualify as performance-based compensation under Section 162(m) of the Code, which provides the Company with an exclusion from the $1 million limitation on its federal income tax deduction for certain compensation paid under a qualified shareholder approved plan.

(b)

The Plan has also been amended to provide that upon a recapitalization, stock split, stock dividend, or similar transaction (a “Capital Adjustment”), the Committee administering the plan shall make appropriate adjustments to Awards that had previously been granted under the Plan. Our auditors have advised us that this amendment will save us from having to expense any such future adjustment to Awards granted under the Plan.

Our Board of Directors believes that the approval of the amendment to the 2005 Plan is in the best interests of the Company and its shareholders, as it will likely provide the Company with significant tax benefits. The full restated text of our 2005 Plan, as amended, is attached to this Proxy Statement as Exhibit B and is also available on our website at www.amtrustgroup.com and at the SEC website at www.sec.gov.

Following is the full text of the amendment, which is being submitted for shareholder approval.

AMENDMENT NO. 1
TO THE AMTRUST FINANCIAL SERVICES, INC. 2005 EQUITY INCENTIVE PLAN

This Amendment No. 1 is made to the AmTrust Financial Services, Inc. 2005 Equity Incentive Plan (the “2005 Plan”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the 2005 Plan. This Amendment shall become effective after Company’s shareholders approve this amendment pursuant to a vote to taken at the Company’s 2007 Annual Meeting of Shareholders, and shall not be effective if this amendment is not so approved by the Company’s shareholders.

WHEREAS, the Company previously adopted the 2005 Plan; and

WHEREAS, the Company wishes to amend the 2005 Plan to: (i) to provide that the exercise price of any stock options or stock appreciation rights granted under the plan must be at least equal to the fair market value of the underlying stock on the date of grant and (ii) to provide that upon recapitalization, stock split, stock dividend, or similar transaction, the Committee administering the plan shall make appropriate adjustments to Awards that had previously been granted under the Plan.

WHEREAS, in order to maintain compliance with section 162(m) of the Internal Revenue Code of 1986, as amended, such amendment shall be subject to approval by the Company’s shareholders;

NOW THEREFORE, the 2005 Plan is amended, effective as of January 1, 2007, but subject to shareholder approval, as follows:

1. Section 6.02 of the 2005 Plan is hereby amended in its entirety to read as follows:

Option Price. At the time granted, the Committee shall determine the Option Price of any NSO, which may not be less than 100% of the Fair Market Value of the Common Stock subject to the NSO on the Award Date, and in the absence of such determination, the Option Price shall be 100 % of the Fair Market Value of the Common Stock subject to the NSO on the Award Date.

2. Section 11.01 of the 2005 Plan is hereby amended in its entirety to read as follows:

Adjustments. If there is any change in the corporate structure or shares of the Company, the Committee shall make any appropriate adjustments, including, but limited to, such adjustments deemed necessary to prevent accretion, or to protect against dilution, in the number and kind of shares of Common Stock with respect to which Awards may be granted under this Plan (including the maximum number of shares of Common Stock with respect to which Awards may be granted under this Plan in the aggregate and individually to any Participant during any calendar year as specified in Section 3) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this Section 11, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation (including a partial liquidation) and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

3. Except as provided herein, the 2005 Plan shall remain in full force and effect.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF AMENDMENT NO. 1 TO THE AMTRUST FINANCIAL SERVICES, INC. 2005 EQUITY INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as stated below, no director, executive officer or security holder who is known to us to own of record or beneficially more than five percent of our common securities, or any member of the immediate family of such director, executive officer or security holder, had or will have a direct or indirect material interest in a transaction or series of transactions in which we are, or one of our subsidiaries is, a party and the amount involved exceeds $120,000. We have adopted a policy that requires that all related party transactions be approved by our Audit Committee.

Leap Tide Transactions

AmTrust Capital Management, Inc. (“ACM”), our wholly owned subsidiary, currently manages approximately $90 million dollars of our assets. These assets are held in a Bermuda managed account

ACM also serves as the Investment Manager of Leap Tide Partners, L.P., a domestic partnership, and Leap Tide Offshore, Ltd., a Cayman exempted company, both of which were formed for the purpose of providing qualified third-party investors the opportunity to invest funds in a vehicle managed by ACM (the “Hedge Funds”). To date, approximately $32 million dollars have been invested in the Hedge Funds. Approximately 80% of these funds were contributed by Michael Karfunkel, George Karfunkel and Barry D. Zyskind. Our Audit Committee has reviewed the Leap Tide transactions and determined that they were entered into at arms-length and did not violate our Code of Business Conduct and Ethics.

Construction Agreement with Diversified Construction Management

Diversified Construction Management, LLC (“Diversified”) provided construction management and general contractor services for our renovation project at Rock Run South, AmTrust Financial North America’s new corporate headquarters in the Cleveland, Ohio area. The project started the fourth quarter of 2005 and was completed in the third quarter of 2006. During 2005 and 2006 we paid Diversified a total of $1.2 Million dollars for its services in connection with the construction project. Robert A. Saxon, Jr., principal of Diversified, is the brother of Michael J. Saxon, our Chief Operating Officer. At the time we entered into our relationship with Diversified we were privately held and did not have an Audit Committee.

Private Placement

In February 2006, we sold an aggregate of 25,568,000 shares of our Common Stock for an aggregate offering price of $178,976,000. The Hod Foundation, a charitable foundation controlled by Michael Karfunkel, our Chairman of the Board, purchased 669,643 shares of our Common Stock for a purchase price of $4,687,501 and the Chesed Foundation of America, a charitable foundation controlled by George Karfunkel, one of our directors, purchased 401,786 shares of our Common Stock for a purchase price of $2,812,502. At the time of the February 2006 private placement we were privately held and did not have an Audit Committee.

Corporate Office Lease Agreement

In June 2002, we entered into a lease for approximately 9,000 square feet of office space at 59 Maiden Lane in downtown Manhattan from 59 Maiden Lane Associates, LLC, an entity which is wholly owned by Michael Karfunkel and George Karfunkel. We paid annual rent of approximately $300,000 for this space in fiscal 2006. At the time we entered into the lease we were privately held and did not have an Audit Committee. The lease expires in August 2008 and the Audit Committee will review any potential renewal of the lease.

Barry Karfunkel Employment Relationship

In 2006, Barry Karfunkel, an analyst with ACM earned $225,000 in salary. Barry Karfunkel is the son of Michael Karfunkel and the brother-in-law of Barry D. Zyskind. Our Audit Committee has reviewed Barry Karfunkel’s employment relationship and has determined that it is an arms-length relationship and that it does not violate our Code of Business Conduct and Ethics.

REPORT OF OUR AUDIT COMMITTEE

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and our compliance with related legal and regulatory requirements. The Audit Committee oversees the appointment, engagement, termination and oversight of our independent auditors, including conducting a review of their independence; reviewing and approving the planned scope of our annual audit; overseeing our independent auditors’ audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent auditors; reviewing with management and our independent auditors the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent auditors on our audit engagement team as required by law. The Audit Committee establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent auditors.

Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC and NASDAQ for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets the NASDAQ’s financial literacy requirements, and the Board has further determined that Mr. Gulkowitz is an “Audit Committee financial expert,” as defined in 401(h) of Regulation S-K promulgated by the SEC and also meets the NASDAQ’s professional experience requirements. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, which can be found on our website at www.amtrustgroup.com.

We have reviewed and discussed the audited financial statements with management and with our independent auditors. We met with our independent auditors, with and without management present, to discuss results of their examinations, their evaluation of our internal controls, and the overall quality of our financial reporting.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. In addition, we received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and discussed with the independent auditors their independence, including a review of both audit and non-audit fees.

Based upon the review and discussions described in the preceding paragraph, we recommended to our Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

The Audit Committee

Abraham Gulkowitz (Chairman)
Donald T. DeCarlo
Isaac M. Neuberger

April 24, 2007

PROPOSAL 3:
RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of BDO Seidman, LLP, independent accountants, to be our independent auditors for the fiscal year ending December 31, 2007. Although not required by our bylaws or otherwise, the Board believes it is appropriate to seek shareholder ratification of this appointment. If ratification is not obtained, the Audit Committee intends to continue the employment of BDO Seidman, LLP at least through the end of the fiscal year ending December 31, 2007, but will consider shareholder input for future appointments.

A representative of BDO Seidman, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.

Before making its recommendation to the Board for appointment of BDO Seidman, LLP, the Audit Committee carefully considered that firm’s qualifications as independent auditors for us, which included a review of BDO Seidman, LLP’s performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed satisfaction with BDO Seidman, LLP in these respects.

Audit and Non-Audit Fees

Our Audit Committee approves the fees and other significant compensation to be paid to our independent auditors for the purpose of preparing or issuing an audit report or related work. Our Audit Committee also preapproves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for us by our independent auditors, subject to the de minimis exceptions for non-audit services described in the Exchange Act. Our Audit Committee delegates to our Audit Committee Chair preapproval authority for non-audit services up to $25,000 subject to subsequent approval by the full Audit Committee at its next scheduled meeting. Our Audit Committee reviewed and discussed with BDO Seidman, LLP the following fees for services rendered for the 2006 fiscal year and considered the compatibility of non-audit services with BDO Seidman, LLP’s independence. The following table presents the aggregate fees billed for professional services rendered to us by BDO Seidman, LLP for 2006 and 2005. Other than as set forth below, no professional services were rendered or fees billed by BDO Seidman, LLP during 2006 and 2005.

BDO Seidman, LLP	2006	2005

Audit Fees(1)	$869,788	$346,340
Audit-Related Fees(2)
Tax Fees(3)
All Other Fees(4)	$4,400
Total

——————

(1)

Audit fees relate to professional services rendered for: (i) the audit of our annual financial statements and the reviews of our quarterly financial statements for the fiscal years ended December 31, 2005 and 2006, (ii) the reviews of our consolidated financial statements included in our Form 10-Q quarterly reports and (iii) services performed in connection with filings of registration statements and securities offerings.

(2)

Audit-related fees relate to services rendered to us primarily related to benefit plan audits.

(3)

Tax fees relate to services rendered to us for tax compliance, tax planning and advice.

(4)

Other services performed include certain advisory services in connection with accounting research and do not include any fees for financial information systems design and implementation.

Resignation of Berenson, LLP

In February 2005 Berenson, LLP our former principal accountant resigned from their position as our auditors. Berenson resigned as a result of our immediate plans to register as a public company and their inability to provide concurring partner expertise in the insurance industry. Our Audit Committee engaged BDO Seidman, LLP as our auditors as of January 9, 2006.

During the past two years Berenson did not issue any report on our financial statements, which contained any adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, auditing scope or accounting principles. During our two most recent fiscal years and any subsequent interim period there were no disagreements with Berenson on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure.

Pre-Approval Policies and Procedures of the Audit Committee

Pursuant to its charter, the Audit Committee pre-approves all audit and permitted non-audit services, including engagement fees and terms thereof, to be performed for us by the independent auditors, subject to the exceptions for certain non-audit services approved by the Audit Committee prior to the completion of the audit in accordance with Section 10A of the Securities Exchange Act of 1934, as amended. The Audit Committee must also pre-approve all internal control-related services to be provided by the independent auditors. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to a specified cost level. Any material service not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved cost level, whether or not such services are included on the pre-approved list of services, must be separately pre-approved by the Audit Committee.

The Audit Committee may form and delegate to a subcommittee consisting of one or more members (provided that such person(s) are Independent Directors) its authority to grant pre-approvals of audit, permitted non-audit services and internal control-related services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF BDO SEIDMAN, LLP AS OUR AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

ADDITIONAL MATTERS

Shareholders’ Proposals for the 2008 Annual Meeting

A proposal by a shareholder intended for inclusion in our proxy materials for the 2008 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by us at 59 Maiden Lane, 6th Floor, New York, New York 10038, Attn: Corporate Secretary, on or before January 1, 2008, in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2008 Annual Meeting of Shareholders outside the framework of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by us at the above address on or before March 16, 2008. If we do not receive notice of the matter by the applicable date, the proxy holders will vote on the matter, if properly presented at the meeting, in their discretion.

Annual Report and Financial Statements

A copy of our Annual Report, which incorporates our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including audited financial statements set forth therein, is being sent to all our shareholders with this Notice of Annual Meeting of Shareholders and Proxy Statement on or about April 30, 2007.

Other Business

The Board does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is intended that the holders of proxies will vote thereon in their discretion.

EXHIBIT A

AMTRUST FINANCIAL SERVICES, INC.
2007 EXECUTIVE PERFORMANCE PLAN

1. Purpose.

The purposes of the AmTrust Financial Services, Inc. 2007 Executive Performance Plan (the “2007 Plan”) are to enable AmTrust Financial Services, Inc. and its subsidiaries to attract, retain, motivate and reward qualified executive officers and key employees by providing them with the opportunity to earn incentive compensation linked to the Company’s performance. The 2007 Plan contains provisions intended to allow such incentives to be structured in a manner that qualifies for the performance-based exception to Section 162(m) of the Internal Revenue Code.

2. Definitions.

Unless the context requires otherwise, the following words as used in the 2007 Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an “outside director” within the meaning of Section 162(m).

(c) “Company” shall mean AmTrust Financial Services, Inc.

(d) “Participant” shall mean those executive officers and key employees of the Company or a Subsidiary designated by the Committee as participants under the 2007 Plan.

(e) “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m).

(f) “2007 Plan” shall mean the AmTrust Financial Services, Inc. 2007 Executive Performance Plan, as set forth herein and as it may be amended from time to time.

(g) “Plan Year” shall mean the fiscal year of the Company or such other period as may be determined by the Committee.

(h) “Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(i) “Subsidiary” shall mean and include any corporation which is included in the affiliated group of the Company, as such term is defined in Section 1504 of the Code, without regard to Section 1504(b), provided, however, that a corporation which itself has capital stock which is publicly held shall not be considered a “Subsidiary.”

3. Administration.

The Committee shall administer and interpret the 2007 Plan. Any determination made by the Committee under the 2007 Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the 2007 Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the 2007 Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the 2007 Plan other than as a result of such individual’s willful misconduct.

4. Terms and Conditions of Incentives.

4.1 Establishment of Performance Objectives and Incentive Opportunity.

Within 90 days of the commencement of each Plan Year (or such later time as may be permitted for performance-based compensation under Section 162(m)), the Committee shall establish written performance objectives and a cash incentive opportunity for each Participant chosen to receive an incentive for such Plan Year. At the time of setting the performance objectives, the Committee shall specify the formula to be used in calculating each of the criteria on which an incentive is based and their relative weights. The incentive opportunity shall be expressed as an amount of cash or percentage of salary. The Committee may also specify a minimum acceptable level of achievement of the relevant performance objectives, as well as one or more additional levels of achievement, and a formula to determine the percentage of the incentive opportunity earned by the employee upon attainment of each such level of achievement. The performance objectives and incentive opportunity relating to any particular incentive need not be the same as those relating to any other incentive, whether made at the same or a different time.

4.2 Performance Objective Criteria.

The performance objectives for Participants shall be based on one or more objectively measured financial and operational criteria as measured with respect to the Company and/or one or more of its Subsidiaries or divisions (the “Section 162(m) Criteria”) as determined by the Compensation Committee such as:

•

Earnings per share

•

Gross Income

•

Pre-Tax Profits

•

Expenses

•

Net income

•

After Tax Net Income

•

Extraordinary Income

•

Operating income

•

Operations and maintenance expenses

•

Capital expenditures

•

Revenue

•

Return on equity, capital or assets

•

Cash flow

•

Customer satisfaction, customer complaint count

4.3 Earning of Incentive, Individual Maximum.

Promptly after the date on which the necessary information for a particular Plan Year becomes available, the Committee shall determine the extent to which the incentive opportunity for such Plan Year has been earned through the achievement of the relevant performance objectives by each Participant who was granted an incentive for such Plan Year. At its discretion, unless a Participant’s employment agreement provides otherwise, the Committee may reduce a Participant’s earned incentive by up to 25%. The Committee shall certify in writing the earned incentives adjusted for any discretionary reductions. Notwithstanding the terms of any incentive, the maximum incentive payable under this 2007 Plan to any one Participant shall not exceed $5 million per Plan Year.

4.4 Payment of Incentives.

Promptly after the Committee has certified in writing that an incentive has been earned and any discretionary reductions, such incentives shall be paid in cash in a lump sum.

4.5 Death, Disability, Retirement, Termination of Employment.

If prior to the last day of a Plan Year for which an incentive is payable, a Participant’s employment terminates as a result of the Participant’s death, disability, or retirement under the terms of any retirement plan maintained by the Company or a Subsidiary such Participant shall receive an incentive equal to the amount the Participant would have received as an incentive if such Participant had remained an employee through the end of the Plan Year multiplied by a fraction, the numerator of which is the number of days that elapsed during the Plan Year in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is the number of days in the full 2007 Plan Year (a “pro rata incentive”). If a Participant’s employment terminates for any other reason during a 2007 Plan Year, then no incentive shall be payable to the Participant for such 2007 Plan Year, provided, that at its discretion, the Committee may determine to pay such Participant up to a pro rata incentive.

5. General Provisions.

5.1 Effectiveness of the Plan.

Subject to the approval by the holders of the Common Stock at the 2007 Annual Meeting of Shareholders, the 2007 Plan shall be effective with respect to Plan Years (or partial Plan Years) beginning on or after January 1, 2007.

5.2 Amendment and Termination.

The Board or the Committee may at any time amend, suspend, discontinue or terminate the 2007 Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any Plan Year which has already commenced and no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Participants as performance-based compensation under Section 162(m).

5.3 No Right of Continued Employment.

Nothing in this 2007 Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its subsidiaries.

5.4 No Limitation to Corporation Action.

Nothing in this 2007 Plan shall preclude the Committee or the Board, as each or either shall deem necessary or appropriate, from authorizing the payment of compensation outside the parameters of the 2007 Plan, including, without limitation, base salaries, incentives under any other plan of the Company and/or its Subsidiaries (whether or not approved by shareholders), any other incentives (whether or not based on the attainment of performance objectives) and retention or other special payments.

5.5 Nonalienation of Benefits.

Except as expressly provided herein, no Participant shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the 2007 Plan except by will or the laws of descent and distribution.

5.6 Withholding.

Any amount payable to a Participant under this 2007 Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

5.7 Severability.

If any provision of this 2007 Plan is held unenforceable, the remainder of the 2007 Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the 2007 Plan.

5.8 Governing Law.

The 2007 Plan shall be construed in accordance with and governed by the laws of the State of New York, without reference to the principles of conflict of laws.

5.9 Headings.

Headings are inserted in this 2007 Plan for convenience of reference only and are to be ignored in a construction of the provisions of the 2007 Plan.

As approved by the AmTrust Financial Services, Inc. Board of Directors on April 24, 2007, and shareholders on June 14, 2007.

EXHIBIT B

AMTRUST FINANCIAL SERVICES, INC.
2005 EQUITY INCENTIVE PLAN

1. Preamble.

AmTrust Financial Services, Inc., a Delaware corporation, hereby establishes the AmTrust Financial Services, Inc. 2005 Equity Incentive Plan as a means whereby the Company may, through awards of (i) incentive stock options within the meaning of section 422 of the Code, (ii) non-qualified stock options and (iii) restricted stock:

(a) provide selected officers, directors, employees and consultants with additional incentive to promote the success of the Company’s business;

(b) encourage such persons to remain in the service of the Company; and

(c) enable such persons to acquire proprietary interests in the Company.

2. Definitions and Rules of Construction.

2.01 “Award” means the grant of Options and/or Restricted Stock to a Participant.

2.02 “Award Date” means the date upon which an Option or Restricted Stock is awarded to a Participant under the Plan.

2.03 “Board” or “Board of Directors” means the board of directors of the Company.

2.04 “Cause” shall mean any willful misconduct by the Participant which affects the business reputation of the Company or willful failure by the Participant to perform his or her material responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company or any Subsidiary). The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

2.05 “Change of Control” shall be deemed to have occurred on the first to occur of any of the following:

(i) any “person” (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than any Subsidiary or any employee benefit plan of the Company or a Subsidiary or former Subsidiary, is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 25% or more of the total voting power of the Company’s then outstanding stock;

(ii) a tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company. In case of a tender offer described in this paragraph (ii), the “Change of Control” will be deemed to have occurred upon the first to occur of (A) any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment stock of the Company with 25% or more of the total voting power of the Company’s outstanding stock or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50% or more of the total voting power of the Company’s outstanding stock when the offer terminates; or

(iii) individuals who were the Board’s nominees for election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

2.06 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

2.07 “Committee” means two or more directors elected by the Board of Directors from time to time; provided, however, that in the absence of an election by the Board, the Committee shall mean the Compensation Committee of the Board of Directors, or if there is no such Committee, then the Board of Directors..

2.08 “Common Stock” means the $.01 par value Common Stock of the Company.

2.09 “Company” means AmTrust Financial Services, Inc., a Delaware corporation, and any successor thereto.

2.10 “Exchange Act” shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

2.11 “Fair Market Value” shall be as determined in good faith by the Committee or the Board until such time as the Common Stock is quoted or listed on the Nasdaq Stock Market System or a national securities exchange. Thereafter, Fair Market Value shall be the closing sale price on such market for the Common Stock on the date of the Award.

2.12 “Good Reason” shall mean any of the following:

(i) any significant diminution in the Participant’s title, authority, or responsibilities from and after a Change of Control;

(ii) any reduction in the base compensation payable to the Participant from and after a Change of Control; or

(iii) the relocation after a Change of Control of the Company’s place of business at which the Participant is principally located to a location that is greater than 50 miles from the site immediately prior to the Change of Control.

2.13 “ISO” means an incentive stock option within the meaning of section 422 of the Code.

2.14 “NSO” means a non-qualified stock option, which is not intended to qualify as an incentive stock option under section 422 of the Code.

2.15 “Option” means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

2.16 “Option Price” means the price per share of Common Stock at which an Option may be exercised.

2.17 “Participant” means an individual to whom an Award has been granted under the Plan.

2.18 “Plan” means the AmTrust Financial Services, Inc. 2005 Equity Incetive Plan, as set forth herein and from time to time amended.

2.19 “Restricted Stock” means the Common Stock awarded to a Participant pursuant to Section 8 of this Plan.

2.20 “Subsidiary” means any entity during any period which the Company owns or controls more than 50% of (i) the outstanding capital stock, or (ii) the combined voting power of all classes of stock.

2.21 Rules of Construction:

2.21.1 Governing Law and Venue. The construction and operation of this Plan are governed by the laws of the State of New York without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Plan shall be brought in the State of New York or the United States District Court for Southern District of New York.

2.21.2 Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

2.21.3 Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

2.21.4 Conformity with Section 422. Any ISOs issued under this Plan are intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to ISOs shall be construed in conformity with this intention. Any NSOs issued under this Plan are not intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to NSOs shall be construed in conformity with this intention.

2.21.5 Gender. Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.

2.21.6 Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

2.21.7 Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3. Stock Subject to the Plan.

Subject to adjustment as provided in Section 11 hereof, the aggregate number of shares of Common Stock for which Awards may be issued under this Plan may not exceed 5,994,300 shares, and the aggregate number of shares of Common Stock for which Restricted Stock Awards may be issued under this Plan may not exceed 1,998,100 shares. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board’s discretion. If any Award shall terminate or expire, as to any number of shares of Common Stock, new Awards may thereafter be awarded with respect to such shares. Notwithstanding the foregoing, the total number of shares of Common Stock with respect to which Awards may be granted to any Participant in any calendar year shall not exceed 343,750 shares (subject to adjustment as provided in Section 11 hereof).

4. Administration.

The Committee shall administer the Plan. All determinations of the Committee are made by a majority vote of its members. The Committee’s determinations are final and binding on all Participants. In addition to any other powers set forth in this Plan, the Committee has the following powers:

(a) to construe and interpret the Plan;

(b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

(c) subject to the terms of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the number of Options and Restricted Stock to be subject to each Award, the Option Price, the vesting schedule (including any performance targets to be achieved in connection with the vesting of any Award), the expiration date applicable to each Award and other terms, provisions and restrictions of the Awards (which need not be identical) and subject to Section 16 hereof, to amend or modify any of the terms of outstanding Awards;

(d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

(e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable; and

(f) to determine the form in which tax withholding under Section 14 of this Plan will be made (i.e., cash, Common Stock or a combination thereof).

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5. Eligible Participants.

Present and future directors, officers, employees and consultants of the Company or any Subsidiary shall be eligible to participate in the Plan. The Committee from time to time shall select those officers, directors and employees of the Company and any Subsidiary of the Company who shall be designated as Participants and shall designate in accordance with the terms of the Plan the number, if any, of ISOs, NSOs, and shares of Restricted Stock or any combination thereof, to be awarded to each Participant.

6. Terms and Conditions of Non-Qualified Stock Options.

Subject to the terms of the Plan, the Committee, in its discretion, may award an NSO to any Participant. Each NSO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee in such agreement, each NSO shall be subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

6.01 Option Period. Each NSO will expire as of the earliest of:

(i) the date on which it is forfeited under the provisions of Section 10.1;

(ii) 10 years from the Award Date;

(iii) in the case of a Participant who is an employee of the Company or a Subsidiary, three months after the Participant’s termination of employment with the Company and its Subsidiaries for any reason other than for Cause or death or total and permanent disability;

(iv) in the case of a Participant who is a member of the board of directors of the Company or a Subsidiary, but not an employee of the Company or a Subsidiary, three months after the Participant’s retirement from the board for any reason other than for Cause or death or total and permanent disability or the sale, merger or consolidation, or similar extraordinary transaction involving the Company or Subsidiary, as the case may be;

(v) immediately upon the Participant’s termination of employment with the Company and its Subsidiaries or service on a board of directors of the Company or a Subsidiary for Cause;

(vi) 12 months after the Participant’s death or total and permanent disability; or

(vii) any other date specified by the Committee when the NSO is granted.

6.02 Option Price. At the time granted, the Committee shall determine the Option Price of any NSO, which may not be less than the Fair Market Value of the Common Stock subject to the NSO on the Award Date, and in the absence of such determination, the Option Price shall be 100 % of the Fair Market Value of the Common Stock subject to the NSO on the Award Date.

6.03 Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, NSO Awards shall vest in accordance with Section 10.1.

6.04 Other Option Provisions. The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

7. Terms and Conditions of Incentive Stock Options.

Subject to the terms of the Plan, the Committee, in its discretion, may award an ISO to any employee of the Company or a Subsidiary. Each ISO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee, each ISO shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

7.01 Option Period. Each ISO will expire as of the earliest of:

(i) the date on which it is forfeited under the provisions of Section 10.1;

(ii) 10 years from the Award Date, except as set forth in Section 7.02 below;

(iii) immediately upon the Participant’s termination of employment with the Company and its Subsidiaries for Cause;

(iv) three months after the Participant’s termination of employment with the Company and its Subsidiaries for any reason other than for Cause or death or total and permanent disability;

(v) 12 months after the Participant’s death or total and permanent disability; or

(vi) any other date (within the limits of the Code) specified by the Committee when the ISO is granted.

Notwithstanding the foregoing provisions granting discretion to the Committee to determine the terms and conditions of ISOs, such terms and conditions shall meet the requirements set forth in section 422 of the Code or any successor thereto.

7.02 Option Price and Expiration. The Option Price of any ISO shall be determined by the Committee at the time an ISO is granted, and shall be no less than 100% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date; provided, however, that if an ISO is granted to a Participant who, immediately before the grant of the ISO, beneficially owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the Option Price shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date and in such cases, the exercise period specified in the Option agreement shall not exceed five years from the Award Date.

7.03 Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, ISO Awards shall vest in accordance with Section 10.1.

7.04 Other Option Provisions. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on incentive stock options under Code section 422 and the regulations thereunder.

8. Terms and Conditions of Restricted Stock Awards.

Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Stock to any Participant at no additional cost to the Participant. Each Restricted Stock Award shall be evidenced by an agreement, in such form as is approved by the Committee, and all shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a) Restricted Period. Shares of Restricted Stock awarded under this Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest.

(b) Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, Restricted Stock Awards under this Section 8 shall vest in accordance with Section 10.2.

(c) Certificate Legend. Each certificate issued in respect of shares of Restricted Stock awarded under this Section 8 shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in Section 8 of the AmTrust Financial Services, Inc. 2005 Incentive Stock Plan and an Agreement entered into between the registered owner and AmTrust Financial Services, Inc. Copies of such Plan and Agreement are on file at the principal office of AmTrust Financial Services, Inc.”

(d) Escrow. Any Restricted Stock issued pursuant to this Section 8 shall be held by the Company in escrow for the benefit of the Participant to whom the Restricted Stock is awarded. Upon vesting, a certificate for the vested shares shall be issued to the participant free of the restrictive legend required by Section 8(c).

9. Manner of Exercise of Options.

To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee on a form acceptable to the Committee, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Committee may permit the Option Price to be paid in cash or shares of Common Stock held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price. The Committee may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold the number of shares of Common Stock from the Common Stock otherwise due upon exercise of the Option having an aggregate Fair Market Value on that date equal to the Option Price. If a Participant pays the Option Price with shares of Common Stock which were received by the Participant upon exercise of one or more ISOs, and such Common Stock has not been held by the Participant for at least the greater of:

(a) two years from the date the ISOs were granted; or

(b) one year after the transfer of the shares of Common Stock to the Participant;

the use of the shares shall constitute a disqualifying disposition and the ISO underlying the shares used to pay the Option Price shall no longer satisfy all of the requirements of Code section 422.

To the extent that an Option is not exercised by a Participant when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be for less than 100 full shares of Common Stock.

Notwithstanding any other term or provision of the Plan, no Option granted hereunder may be exercised and no Award of Restricted Stock shall take effect, in whole or in part, unless at the time that the Option or Award has vested (i) the Common Stock is quoted or listed on the NASDAQ Stock Market System or other national securities exchange, (ii) there has been a sale of in excess of twenty percent (20%) of its outstanding shares of the Company to persons not affiliated with the Company as the date of the adoption of the Plan, or (iii) all or substantially all of the Company’s assets and business have been acquired by another corporation or the Company has been merged or consolidated with another corporation and the Company is not the surviving corporation of such transaction.

10. Vesting.

10.1 Options. A Participant may not exercise an Option until it has become vested. The portion of an Award of Options that is vested depends upon the period that has elapsed since the Award Date. The following schedule applies to any Award of Options under this Plan unless the Committee establishes a different vesting schedule on the Award Date:

Number of Months Since Award Date	Vested Percentage

fewer than 12 months	0.0%
12 months	25.00%
15 months	31.25%
18 months	37.50%
21 months	43.75%
24 months	50.00%
27 months	56.25%
30 months	62.50%
33 months	68.75%
36 months	75.00%
39 months	81.25%
42 months	87.50%
45 months	93.75%
48 months or more	100.00%

Notwithstanding the above schedule, unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, a Participant’s Awards shall become fully vested if a Participant’s employment with the Company and its Subsidiaries or service on the board of directors of the Company or a Subsidiary is terminated due to: (i) retirement on or after his sixty-fifth birthday; (ii) retirement on or after his fifty-fifth birthday with consent of the Company; (iii) retirement at any age on account of total and permanent disability as determined by the Company; or (iv) death. Unless the Committee otherwise provides in the applicable agreement evidencing an Award or Section 10.3 applies, if a Participant’s employment with or service to the Company or a Subsidiary terminates for any other reason, any Awards that are not yet vested are immediately and automatically forfeited.

A Participant’s employment shall not be considered to be terminated hereunder by reason of a transfer of his employment from the Company to a Subsidiary, or vice versa, or a leave of absence approved by the Participant’s employer. A Participant’s employment shall be considered to be terminated hereunder if, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company and its Subsidiaries).

10.2 Restricted Stock. The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock that is not associated with an ISO or NSO granted under the Plan to a Participant, and in the absence of such a vesting schedule, such Award shall vest in accordance with Section 10.1.

10.3 Effect of “Change of Control”. Notwithstanding Sections 10.1 and 10.2 above, if within 12 months following a “Change of Control” the employment of a Participant with the Company and its Subsidiaries is terminated, the Board of Directors may vest any Award issued to the Participant, and in the case of an Award other than a Restricted Stock Award, such Award shall be fully exercisable for 90 days following the date on which the Participant’s service with the Company and its Subsidiaries is terminated, but not beyond the date the Award would otherwise expire but for the Participant’s termination of employment.

11. Adjustments to Reflect Changes in Capital Structure.

11.01 Adjustments. If there is any change in the corporate structure or shares of the Company, the Committee shall make any appropriate adjustments, including, but limited to, such adjustments deemed necessary to prevent accretion, or to protect against dilution, in the number and kind of shares of Common Stock with respect to which Awards may be granted under this Plan (including the maximum number of shares of Common Stock with respect to which Awards may be granted under this Plan in the aggregate and individually to any Participant during any calendar year as specified in Section 3) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this Section 11, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation (including a partial liquidation) and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

11.02 Cashouts. In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to any ISO no such adjustment may be made that would cause the Plan to violate section 422 of the Code (or any successor provision).

12. Nontransferability of Awards.

ISOs are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant’s lifetime, his ISOs may be exercised only by him. All other Awards (other than an ISO) are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code. With the approval of the Committee, a Participant may transfer an Award (other than an ISO) for no consideration to or for the benefit of one or more Family Members of the Participant subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this Section 12 shall include a transfer of the right set forth in Section 16 hereof to consent to an amendment or revision of the Plan and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award. For purposes of this Section 12, “Family Members” mean with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

13. Rights as Shareholder.

No Common Stock may be delivered upon the exercise of any Option until full payment has been made. A Participant has no rights whatsoever as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares.

14. Withholding Tax.

The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with any Awards by (i) having the Company withhold shares of Common Stock at the minimum rate legally required, (ii) tendering back shares of Common Stock received in connection with such Award or (iii) delivering other previously acquired shares of Common Stock having a Fair Market Value approximately equal to the amount to be withheld.

15. No Right to Employment.

Participation in the Plan will not give any Participant a right to be retained as an employee or director of the Company or its parent or Subsidiaries, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

16. Amendment of the Plan.

The Board, at any time and from time to time, may modify or amend the Plan in any respect, except that without the approval of the shareholders of the Company, the Board may not (a) materially increase the benefits accruing to Participants, (b) increase the maximum number of shares which may be issued under the Plan (except for permissible adjustments provided in the Plan) or (c) materially modify the requirements as to eligibility for participation in the Plan or exercise of an option. The termination or any modification or amendment of the Plan shall not, without the consent of the Participant, affect the Participant’s rights under an Award previously granted to him or her. With the consent of the Participant affected, the Board may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board hereby reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding options under the Plan to the extent necessary to qualify any or all options under the Plan for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded ISO’s under Section 422A of the Code or any successor provision of the Code.

17. Conditions Upon Issuance of Shares.

An Option shall not be exercisable and a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock shall not be awarded until and unless the award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national securities association upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

18. Substitution or Assumption of Awards by the Company.

The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.

19. Effective Date and Termination of Plan.

19.01 Effective Date. This Plan is effective as of the date of its adoption by the Board of Directors, subject to subsequent approval by the Company’s shareholders.

19.02 Termination of the Plan. Unless sooner terminated in accordance with Section 11.02 hereof, the Plan shall terminate upon the earlier of (i) the tenth anniversary of the date of its adoption by the Board or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted hereunder and/or the issuance of Restricted Stock. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

PROXY

AMTRUST FINANCIAL SERVICES, INC.

Annual Meeting of Shareholders to be held June 14, 2007

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Stephen Ungar and Barry D. Zyskind as proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of AmTrust Financial Services, Inc. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Millenium Hilton Hotel, 55 Church Street, New York, 10007, on June 14, 2007 at 10 a.m., and at any adjournment, postponement or continuation thereof, as set forth on the reverse side of this proxy card.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
AMTRUST FINANCIAL SERVICES, INC.

June 14, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED FOR DIRECTORS AND
“FOR” THE FOLLOWING PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE
OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors:		NOMINEES:	2.	Approval of the AmTrust Financial Services, Inc. 2007 Executive Performance Plan.	☐	☐	☐
	☐	FOR ALL NOMINEES	¡ Barry D. Zyskind ¡ Michael Karfunkel ¡ George Karfunkel ¡ Donald T. DeCarlo ¡ Abraham Gulkowitz ¡ Isaac Neuberger ¡ Jay J. Miller	3.	Approval of Amendment No. 1 to the AmTrust Financial Services, Inc. 2005 Equity Incentive Plan.	☐	☐	☐
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		4.	Ratification of the appointment of BDO Seidman, LLP as Independent Auditor for the year ended December 31, 2007.	☐	☐	☐
	☐	FOR ALL EXCEPT (See instructions below)		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment, postponement or continuation thereof.

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.